                                                                   EXHIBIT (10)H

                          SECOND AMENDED, RESTATED AND
                             MODIFIED LOAN AGREEMENT

                            Dated as of July 16, 2001

                                      among

                                  GENESCO INC.,
                                  as Borrower,

                           THE BANKS IDENTIFIED HEREIN

                                       and

                             BANK OF AMERICA, N.A.,
                                    as Agent

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS.......................................................................1
   1.1            Definitions.....................................................................................1
   1.2            Accounting Terms...............................................................................16
   1.3            Other Definitional Provisions..................................................................16

ARTICLE II  LOANS................................................................................................16
   2.1            Commitment.....................................................................................16
   2.2            Revolving Loans Advances.......................................................................16
   2.3            Repayment......................................................................................17
   2.4            Interest.......................................................................................18
   2.5            Revolving Notes................................................................................18
   2.6            Letters of Credit..............................................................................18
   2.7            Termination of Commitments.....................................................................23
   2.8            Fees...........................................................................................23

ARTICLE III  ADDITIONAL PROVISIONS REGARDING LOANS...............................................................24
   3.1            Default Rate...................................................................................24
   3.2            Prepayments....................................................................................24
   3.3            Conversion.....................................................................................25
   3.4            Increased Costs, Illegality, etc...............................................................26
   3.5            Increased Costs and Reduced Return.............................................................27
   3.6            Compensation...................................................................................28
   3.7            Taxes..........................................................................................29
   3.8            Change of Lending Office.......................................................................31
   3.9            Late Payment Fee...............................................................................31
   3.10           Payments and Computations......................................................................31
   3.11           Replacement or Removal of Bank.................................................................32
   3.12           Advances.......................................................................................33

ARTICLE IV  CONDITIONS PRECEDENT TO ALL LOANS AND ISSUANCE OF LETTERS OF CREDIT..................................34
   4.1            Conditions to Initial Loans and Letters of Credit..............................................34
   4.2            Conditions to all Loans and Letters of Credit..................................................35

ARTICLE V  REPRESENTATIONS AND WARRANTIES........................................................................36
   5.1            Organization and Power; Qualification; Good Standing; Subsidiaries.............................36
   5.2            Authorization of Borrowing; No Conflicts; Binding Obligations; etc.............................37
   5.3            Financial Condition; No Changes................................................................37
   5.4            Title to Properties; Liens.....................................................................38
   5.5            Litigation.....................................................................................38
   5.6            Compliance with Law............................................................................38
   5.7            Payment of Taxes...............................................................................39

   5.8            Contractual Obligations: Performance...........................................................39
   5.9            Environmental Protection.......................................................................39
   5.10           Employee Benefit Plans.........................................................................40
   5.11           Certain Fees...................................................................................40
   5.12           Defaults.......................................................................................40
   5.13           Disclosure.....................................................................................40
   5.14           Margin Stock...................................................................................41

ARTICLE VI  AFFIRMATIVE COVENANTS................................................................................41
   6.1            Financial Statements and Other Reports.........................................................41
   6.2            Corporate Existence, etc.......................................................................44
   6.3            Payment of Taxes and Claims....................................................................44
   6.4            Maintenance of Properties; Insurance...........................................................45
   6.5            Inspection.....................................................................................45
   6.6            Compliance with Laws, etc......................................................................45
   6.7            Pari Passu.....................................................................................45

ARTICLE VII  NEGATIVE COVENANTS..................................................................................46
   7.1            Liens..........................................................................................46
   7.2            Investments....................................................................................48
   7.3            Contingent Obligations.........................................................................49
   7.4            Restricted Payments............................................................................50
   7.5            Financial Covenants............................................................................50
   7.6            Restrictions on Fundamental Changes............................................................52
   7.7            ERISA..........................................................................................52
   7.8            Transactions with Shareholders and Affiliates..................................................52
   7.9            Subsidiary Securities..........................................................................53
   7.10           Subsidiary Indebtedness........................................................................53
   7.11           Restrictions on Subsidiary Dividends...........................................................53
   7.12           Independence of Covenants......................................................................53

ARTICLE VIII  EVENTS OF DEFAULT..................................................................................54
   8.1            Events of Default..............................................................................54

ARTICLE IX  AGENT................................................................................................57
   9.1            Appointment and Authorization of Agent.........................................................57
   9.2            Delegation of Duties...........................................................................58
   9.3            Liability of Agent.............................................................................58
   9.4            Reliance by Agent..............................................................................59
   9.5            Notice of Default..............................................................................59
   9.6            Credit Decision; Disclosure of Information by Agent............................................60
   9.7            Indemnification of Agent.......................................................................60
   9.8            Agent in its Individual Capacity...............................................................61
   9.9            Successor Agent................................................................................61

ARTICLE X  MISCELLANEOUS.........................................................................................61
   10.1           Notices........................................................................................61
   10.2           Right of Set-Off...............................................................................62
   10.3           Successors and Assigns.........................................................................62
   10.4           No Waiver; Remedies Cumulative.................................................................65
   10.5           Payment of Expenses, etc.......................................................................65
   10.6           Amendments, Waivers and Consents...............................................................66
   10.7           Counterparts...................................................................................66
   10.8           Headings.......................................................................................66
   10.9           Survival.......................................................................................66
   10.10          Calculations; Computations.....................................................................66
   10.11          Governing Law; Submission to Jurisdiction; Venue...............................................67
   10.12          Severability...................................................................................67
   10.13          Entirety.......................................................................................68
   10.14          Survival.......................................................................................68
   10.15          Pro Rata, Sharing..............................................................................68
   10.16          Indemnity......................................................................................68
   10.17          Confidentiality................................................................................69

                                    EXHIBITS

Exhibit 1.1(a)             Committed Amounts
Exhibit 2.5                Form of Promissory Note
Exhibit 2.6                Existing Letters of Credit
Exhibit 4.1(c)             Form of Legal Opinion
Exhibit 5.1(c)             Subsidiaries
Exhibit 5.8(a)             Contractual Obligations
Exhibit 7.2(d)             Existing Investments
Exhibit 10.1               Notice Addresses
Exhibit 10.3(c)            Form of Assignment and Acceptance

                          SECOND AMENDED, RESTATED AND
                             MODIFIED LOAN AGREEMENT

         THIS SECOND AMENDED, RESTATED AND MODIFIED LOAN AGREEMENT, dated as of July 16, 2001 (the "Loan Agreement") by and among GENESCO INC., a Tennessee corporation (the "Borrower"), the Banks (as defined herein) and BANK OF AMERICA, N.A., formerly known as NationsBank, N.A., a national banking association, as agent for the Banks (in such capacity, the "Agent").

         WHEREAS, the Borrower, certain financial institutions and the Agent entered into that certain Modified and Restated Loan Agreement dated as of September 24, 1997 (as amended, restated and modified prior to the date hereof, the "Existing Loan Agreement");

         WHEREAS, the Borrower has requested and the Banks have agreed to amend, modify and restate the Existing Loan Agreement on the terms and conditions hereinafter set forth;

         WHEREAS, concurrently with the effectiveness of such amendment, modification and restatement of the Existing Loan Agreement, the Existing Loan Agreement will be amended, modified and restated in its entirety, the financial institutions party thereto will have no further obligations thereunder and will cease to be parties to such agreement and the Borrower (as defined in the Existing Loan Agreement) will have no further obligations thereunder, except for those obligations that by their terms survive termination of the Existing Loan Agreement;

         NOW THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto hereby agree to amend, modify and restate the Existing Loan Agreement in its entirety as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1      DEFINITIONS.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Adjusted Eurodollar Rate" means for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to the per annum rate obtained by dividing (a) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple of the per annum rates at which deposits in U.S. dollars are offered to the Agent in the interbank eurodollar market at 11:00 a.m. (London time) (or as soon thereafter as is practicable), in each case two Business Days before the first day of such Interest Period in an amount substantially equal to such Eurodollar Loan comprising part of such borrowing (including conversions, extensions and renewals) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Adjusted Eurodollar Reserve Percentage, if any, for such Interest Period. As used herein, "Adjusted Eurodollar Rate Reserve Percentage" for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), means the percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including eurocurrency liabilities, as such term is defined in Regulation D (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined) having a term equal to the Interest Period for which such Adjusted Eurodollar Reserve Percentage is determined.

                  "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent-Related Persons" means the Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Agent, Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Applicable Margin" means, for purposes of calculating the applicable interest rate for any day for any Loan, the applicable rate of the Facility Fee for any day or the applicable letter of credit commission for standby and commercial Letters of Credit for any day, the appropriate applicable percentage corresponding to the Fixed Charge Coverage Ratio in effect as of the most recent Calculation Date:

                                                                               APPLICABLE
                                    APPLICABLE    APPLICABLE                   MARGIN FOR        APPLICABLE
                                    MARGIN FOR    MARGIN FOR    APPLICABLE       STANBY          MARGIN FOR
      PRICING      FIXED CHARGE     EURODOLLAR    PRIME RATE     FACILITY      LETTERS OF        COMMERCIAL
       LEVEL      COVERAGE RATIO      LOANS          LOANS          FEE          CREDIT       LETTERS OF CREDIT
      -------     --------------    ----------    ----------    ----------     ----------     -----------------
        I         => 3.0 to 1.0        0.95%          0.00%         0.35%          0.95%            0.275%

        II        < 3.0 to 1.0         1.075%          .075%        0.425%         1.075%           0.325%
                  but => 2.25 to
                       1.0

        III       < 2.25 to 1.0        1.25%          0.25%         0.50%          1.25%            0.375%
                  but => 1.75 to
                       1.0

        IV        < 1.75 to 1.0        1.425%         0.425%        0.575%         1.425%           0.425%

         The Applicable Margin shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 6.1(e) for the most recently ended fiscal quarter of the Borrower, provided, however, that (i) the initial Applicable Margins shall be based on Pricing Level III (as shown above) and shall remain at Pricing Level III until the first Calculation Date subsequent to the Closing Date and, thereafter, the Pricing Level shall be determined by the Fixed Charge Coverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrowers preceding the applicable Calculation Date, and (ii) if the Borrower fails to provide the officer's certificate to the Agent as required by Section 6.1(e) for the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level IV until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Fixed Charge Coverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. Each Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margins shall be applicable to all existing Loans as well as any new Loans made or issued.

                  "Bank" means any of the Persons identified as a "Bank" on the signature pages hereto, and any Person which may become a Bank by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday in Charlotte, North Carolina, San Francisco, California or Nashville, Tennessee or a day on which banking institutions are authorized by law or other governmental action to close except that in the case of Eurodollar loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the interbank Eurodollar market.

                  "Calculation Date" shall have the meaning set forth in the definition of Applicable Margin.

                  "Capital Expenditures" for any period means the aggregate of all expenditures (including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, but without duplication in the case of Capital Leases arising out of a sale-leaseback of property, plant or equipment previously acquired through Capital Expenditures by the Borrower or its Subsidiaries) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, have been or should have been included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, other than additions to property, plant or equipment arising out of the acquisition of the stock of any Person or of all or substantially all of the assets of any Person or of any division or business unit of any Person; provided, however, that such calculation shall exclude up to $30,000,000 of capital expenditures related to the construction of a new distribution center.

                  "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful, and including, without limitation, any law, rule, regulation, governmental policy, guideline or directive contemplated by the report dated July, 1988 entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking Regulations and Supervisory Practices): (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by the Banks or the manner in which the Banks allocate capital to any of their contingent liabilities (including letters of credit), advances, commitments, assets or liabilities.

                  "Capital Lease" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and
         (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

                  "Change of Control" means (i) directly or indirectly a sale, transfer or other conveyance of all or substantially all of the assets of the Borrower, on a consolidated basis, to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, whether or not applicable), excluding transfers or conveyances to or among the Borrower's wholly owned Subsidiaries, as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that the ultimate beneficial owners of the Borrower's Capital Stock having generally the right to vote in an election of directors immediately prior to the transaction own, directly or indirectly, in the aggregate, and in the same proportion with respect to each other, less than 70% of the total voting power entitled to vote in the election of directors, managers, or trustees of the transferee entity immediately after such transactions, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, whether or not applicable), is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all Capital Stock that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power in the aggregate of all classes of Capital Stock then outstanding of the Borrower normally entitled to vote in elections of directors, or (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means the commitment by each Bank to make Loans and share in Letter of Credit Obligations to the Borrower hereunder in a maximum aggregate principal amount equal to each Bank's Committed Amount.

                  "Commitment Percentage" means, for any Bank, the percentage set forth on Exhibit 1.1(a) attached hereto, as such percentage may be adjusted in accordance with the terms hereof.

                  "Committed Amount" means, for each Bank, the amount identified as its Committed Amount on Exhibit 1.1(a) attached hereto as such amount may be reduced pro rata based on reductions in the Maximum Commitment made in accordance with the terms hereof.

                  "Compliance Certificate" means an Officer's Certificate demonstrating in such detail as the Agent may reasonably require the Borrower's compliance with the covenants set forth in Sections 7.2, 7.3, 7.4, 7.5 and 7.10 hereof and delivered to the Banks by the Borrower pursuant to Section 6.1(c).

                  "Consolidated Adjusted Debt" means, at any time, the sum of
         (i) Consolidated Funded Indebtedness and (ii) the product of Consolidated Total Operating Lease Expense multiplied by 6.0.

                  "Consolidated Current Maturities of Funded Indebtedness" means for any period, the principal payments required to be made in accordance with the terms thereof on all Consolidated Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis during the immediately preceding four fiscal quarters, excluding principal payments required to be made with regard to any Loan or Loans.

                  "Consolidated Depreciation and Amortization" means, for any period, the depreciation and amortization of the Borrower and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

                  "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to exclude (to the extent included therein) (i) Consolidated Total Income Tax Expense, (ii) Consolidated Depreciation and Amortization, (iii) Consolidated Total Net Interest Expense and (iv) other non-cash charges or credits which increased or decreased Consolidated Net Income, in each case determined for such period on a consolidated basis for such person and its Subsidiaries in accordance with GAAP, except as otherwise specifically provided herein.

                  "Consolidated EBITDAR" means, with respect to any Person, for any period the sum of Consolidated EBITDA and Consolidated Total Operating Lease Expense.

                  "Consolidated EBITR" means for any period, the sum of Consolidated EBITDA minus Consolidated Depreciation and Amortization plus Consolidated Total Operating Lease Expense.

                  "Consolidated Fixed Charge Coverage Ratio" means, as of the end of any quarterly accounting period for the immediately preceding four fiscal quarters, the ratio of (i) the sum of Consolidated EBITR to
         (ii) the sum of Consolidated Total Net Interest Expense plus Consolidated Total Operating Lease Expense.

                  "Consolidated Funded Indebtedness" means, as at any date of determination, all Indebtedness of any Person that has an original maturity in excess of one year.

                  "Consolidated Indebtedness" means, as at any date of determination, all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis.

                  "Consolidated Interest Income" means for any period, aggregate interest income for the Borrower and its Subsidiaries on a consolidated basis for such period.

                  "Consolidated Net Income" means, for any period, the net earnings (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, but excluding extraordinary items of gain or loss, all as determined in conformity with GAAP.

                  "Consolidated Net Worth" means, as at any date, the sum of the capital stock (including nonredeemable preferred stock but subtracting treasury stock) and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the Borrower and its Subsidiaries, on a consolidated basis determined in conformity with GAAP.

                  "Consolidated Tangible Assets" means, as at any date of determination, the total assets of the Borrower and its Subsidiaries, on a consolidated basis determined in accordance with GAAP, minus (i) intangible assets such as organization costs and franchise costs, (ii) intangible assets recorded in accordance with Financial Accounting Standards No. 87, (ii) deferred debits not relating to future tax benefits and (iv) all good will, trade names, trademarks, patents and other like intangibles.

                  "Consolidated Tangible Net Worth" means, as at any date of determination, Consolidated Net Worth, minus (i) organization costs and franchise costs, (ii) deferred debits not relating to future tax benefits and (iii) all good will, trade names, trademarks and patents.

                  "Consolidated Total Income Tax Expense" means, for any period, the total income tax expense of the Borrower and its Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP.

                  "Consolidated Total Interest Expense" means, for any period, total interest expense of the Borrower and its Subsidiaries, on a consolidated basis determined in accordance with GAAP.

                  "Consolidated Total Net Interest Expense" means, for any period, Consolidated Total Interest Expense less Consolidated Interest Income.

                  "Consolidated Total Operating Lease Expense" means, for any period, total rental expense (excluding real estate taxes and other pass-through expenses) of the Borrower attributable to Operating Leases to which the Borrower and its Subsidiaries are a party, net of sublease rentals on a consolidated basis determined in accordance with GAAP for the immediately preceding fiscal year.

                  "Contingent Obligation" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made, or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation or portion thereof so guaranteed or otherwise supported.

                  "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "Current Assets" means, as at any date of determination, the total assets of any Person which may properly be classified as current assets in accordance with GAAP.

                  "Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

                  "Eligible Assignee" means (a) a Bank; (b) an Affiliate of a Bank; (c) any entity (whether corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank, (d) with respect to any Bank which is a fund which invests in bank loans and similar extensions of credit, any other fund which invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor and (e) any other Person (other than a natural Person) approved by the Agent and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) a Default or an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

                  "Environmental Laws" shall mean federal, state, local and foreign laws or regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, promulgated, approved or entered thereunder relating to: (i) pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes ("Regulated Substances") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemical or industrial wastes or Regulated Substances, and/or (iii) protection of workers from exposure to Regulated Substances. "Environmental Laws" shall include, without limitation, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act of 1986, the Emergency Planning and Community Right-to-Know Act and the Occupational Safety and Health Act, each as amended, and the regulations and interpretations issued thereunder.

                  "Equity Issuance" means any issuance by the Borrower or any of its Subsidiaries to any Person of (i) shares of the Capital Stock of the Borrower or its Subsidiaries, (ii) any shares of the Capital Stock of the Borrower or its Subsidiaries pursuant to the exercise of options or warrants or (iii) any shares of the Capital Stock of the Borrower or its Subsidiaries pursuant to the conversion of any debt securities to equity.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                  "ERISA Affiliate", as applied to any Person, means any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code or is under common control within the meaning of Section 414(c) of the Code.

                  "Eurodollar Loan" means a Revolving Loan which bears interest based on the Adjusted Eurodollar Rate.

                  "Event of Default" has the meaning specified in Article VIII.

                  "Excess Capital Expenditures Allowance" has the meaning assigned to that term in Subsection 7.5(d) of this Loan Agreement.

                  "Existing Loan Agreement" shall have the meaning set forth in the recitals hereto.

                  "Facility Fee" means the fee payable pursuant to Section 2.8(b) hereof.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published, on such next succeeding Business Day, the Federal Funds Rate for such date shall be the average rate quoted to Bank of America on such date on such transactions as determined by the Agent.

                  "Fiscal Year" means the fiscal year of the Borrower ending on the Saturday closest to January 31 of each year.

                  "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Majority Banks shall so request, the Agent, the Banks and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Banks); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Agent and the Banks financial statements and other documents required under this Loan Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                  "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is capitalized on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, including, without limitation, any indebtedness evidenced by notes issued pursuant to note agreements or indentures, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is
         (x) due more than six months from the date of incurrence of the obligation in respect thereof, or (y) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any mortgage, pledge, Lien, security interest or vendor's interest under any conditional sale or other title retention agreement existing on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (vi) the maximum amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder or (to the extent not theretofore reimbursed); provided, however, that Indebtedness shall not include (i) trade payables and accrued expenses, in each case arising in the ordinary course of business or (ii) any withdrawal liability incurred by the Grief Companies division of the Borrower to the Amalgamated Pension Fund, a Multiemployer Plan.

                  "Indemnified Liabilities" has the meaning set forth in Section 10.16.

                  "Indemnitees" has the meaning set forth in Section 10.16.

                  "Information" shall have the meaning set forth in Section
         10.17.

                  "Interest Payment Date" means (a) as to Prime Rate Loans, the last day of each calendar quarter and the Termination Date and (b) as to Eurodollar Loans, the last day of each Interest Period for such Loan and the Termination Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                  "Interest Period" means as to Eurodollar Loans, a period of one, two, three or six months duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (ii) no Interest Period shall extend beyond the Termination Date, and
         (iii) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

                  "Investment", as applied to any Person, means any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, any other Person, whether by the acquisition of Securities of that Person or otherwise, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person, which are not Current Assets or did not arise from sales or the providing of goods or services in the ordinary course of business. The amount of any Investment shall be the amount at which such Investment is carried on the books of the Borrower in accordance with GAAP.

                  "Letter of Credit Bank" means the applicable issuer of a Letter of Credit, which shall be any of the Banks from time to time selected by the Borrower, by notice to the Agent and the then current Letter of Credit Bank, with the consent of the Bank selected; provided, however, only one Bank shall be entitled to issue Letters of Credit at any time;

         provided further, the designation by the Borrower of a new Letter of Credit of Bank shall relieve the prior Letter of Credit Bank of its obligation to issue additional Letters of Credit but such prior Letter of Credit Bank shall continue to be a "Letter of Credit Bank" for purposes of the Loan Agreement (and shall be entitled to all corresponding rights and privileges) until all Letter of Credit Obligations with respect to Letters of Credit it has issued shall have been fully satisfied.

                  "Letter of Credit Obligations" means, at any time, the sum of
         (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding plus (b) the aggregate amount of all drawings under or discounted advances made with respect to Letters of Credit honored by all Letter of Credit Banks and not theretofore reimbursed.

                  "Letters of Credit" shall have the meaning given to such term in Section 2.6 hereof.

                  "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance, of any kind to secure the payment, performance or discharge of any liability (as determined in accordance with GAAP) including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

                  "Loan" or "Loans" means a Revolving Loan or Revolving Loans, as appropriate.

                  "Loan Documents" means this Loan Agreement and the Notes.

                  "Majority Banks" means, at a particular time, Banks having an aggregate Commitment Percentage of greater than 50% or if the Commitments have been terminated, Banks holding greater than 50% of the then outstanding principal balance of the Revolving Loans.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the business, assets, liabilities, (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform any material obligation under the Loan Documents or
         (iii) the material rights and remedies of the Agent and the Banks under the Loan Documents.

                  "Maximum Commitment" means Seventy-Five Million Dollars ($75,000,000) as such amount may be reduced in accordance with Section 2.7.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

                  "Notes" means the Revolving Notes.

                  "Notice of Borrowing" shall have such meaning as provided in
         Section 2.2(a).

                  "Notice of Conversion" shall have such meaning as provided in
         Section 3.3.

                  "Obligations" means all obligations of every nature of the Borrower from time to time owed to the Banks under this Loan Agreement and the Notes.

                  "Officer's Certificate" means a certificate executed on behalf of the Borrower by a Responsible Officer of the Borrower.

                  "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) which is not a Capital Lease, other than any such lease under which that Person is the lessor.

                  "Other Taxes" shall have such meaning as provided in Section 3.7.

                  "Participant" shall have the meaning set forth in Section 10.3(d).

                  "Pension Plan" means any employee pension plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower, other than a Multiemployer Plan.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Preferred Stock" means the Borrower's preferred stock, issued and outstanding as of the date of this Loan Agreement.

                  "Prime Rate" means, for any day, the rate per annum in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Prime Rate Loan" means a Revolving Loan which bears interest based on the Prime Rate.

                  "Register" shall have the meaning set forth in Section
         10.3(c).

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion of establishing margin requirements.

                  "Replacement Bank" shall have the meaning given to such term in Section 3.11 hereof.

                  "Responsible Officer" means any of the Senior Vice President/Chief Financial Officer, Chief Accounting Officer, Secretary/General Counsel, President or Treasurer.

                  "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except (A) dividends payable by a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower, (B) dividends payable solely in shares of capital stock of the Borrower,
         (C) dividends payable solely through application of the proceeds of a substantially concurrent sale of shares of capital stock of the Borrower, and (D) dividends or other distributions of Shareholder Rights; and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower now or hereafter outstanding, or of any Shareholder Rights, except (A) acquisitions of shares of capital stock of the Borrower issued under the Borrower's employee stock plans solely in exchange for the indebtedness of the trustee under such plans to the Borrower, (B) acquisitions of shares of capital stock of the Borrower through application of the proceeds of a substantially concurrent sale of shares of capital stock of the Borrower, (C) acquisitions of shares of capital stock of the Borrower in exchange for shares of another class of capital stock of the Borrower, including any such acquisition in which cash is paid in lieu of fractional shares, and (D) redemptions, purchases or acquisitions for value of Shareholder Rights.

                  "Revolving Loans" means revolving credit loans made pursuant to Section 2.1.

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each Bank evidencing the Revolving Loans and provided in accordance with Section 2.5, collectively or individually, as appropriate, as such promissory notes may be amended, modified, supplemented or replaced from time to time.

                  "S&P" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Securities" means any stock, shares, voting trust certificates, certificates of interest or participation in any profit-sharing agreement, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Shareholder Right" means a right distributed to holders of the Borrower's common stock pursuant to a shareholders' rights plan adopted by the board of directors of the Borrower which (i) grants to the holder of such right the option to acquire a share of the Borrower's capital stock on or before a future date, (ii) upon the acquisition of beneficial ownership by any Person of a specified percentage of the outstanding shares of a class of the Borrower's capital stock or of a specified percentage of the voting power of all of the Borrower's outstanding capital stock, grants to the holder of such right the option to acquire shares of the Borrower's common stock and (iii) upon the consummation of a merger, consolidation, share exchange, sale of assets or other business combination with a Person who beneficially owns a specified percentage of the outstanding shares of a class of the Borrower's capital stock or a specified percentage of the voting power of all of the Borrower's outstanding capital stock, grants to the holder of such right the right to acquire securities of such Person.

                  "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Taxes" shall have such meaning as provided in Section 3.7.

                  "Termination Date" means the date July 16, 2004.

                  "Termination Event" means (i) the withdrawal of the Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (ii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iii) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or (iv) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

         1.2      ACCOUNTING TERMS.

         For purposes of this Loan Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

         1.3      OTHER DEFINITIONAL PROVISIONS.

         References to "Articles", "Sections" and "Subsections" shall be to Articles, Sections and Subsections, respectively, of this Loan Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                                   ARTICLE II

                                      LOANS

         2.1      COMMITMENT.

         Subject to and upon the terms and conditions and relying upon the representations and warranties herein set forth, each Bank severally agrees, at any time and from time to time from the Closing Date until the Termination Date, to make revolving credit loans (each a "Revolving Loan" and, collectively, "Revolving Loans") to the Borrower for the general corporate purposes of the Borrower; provided, however, the Banks shall not be obligated to make any Revolving Loan to the extent that immediately after the making of any such Revolving Loan either the sum of the outstanding principal balance of all Revolving Loans and Letter of Credit Obligations would exceed the then applicable Maximum Commitment; provided further, no Bank shall be obligated to make any Revolving Loan to the extent that immediately after the making of any such Revolving Loan such Bank's pro rata share (based upon its Commitment Percentage) of outstanding Revolving Loans and Letter of Credit Obligations shall exceed such Bank's Committed Amount. Revolving Loans hereunder may consist of Prime Rate Loans or Eurodollar Loans (or a combination thereof) as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, no more than eight (8) Loans may be outstanding hereunder at any time.

         2.2      REVOLVING LOANS ADVANCES.

                  (a) Notices. Whenever the Borrower desires a Revolving Loan advance hereunder, it shall give written notice or telephonic notice (confirmed immediately thereafter in writing) (a "Notice of Borrowing") to the Agent not later than 10:00 a.m. (San Francisco, California time) on the Business Day of the requested advance in the case of Prime Rate Loans and on the third Business Day prior to the requested advance in the case of Eurodollar Loans. Each such notice shall be irrevocable and shall specify (i) that a Revolving Loan is requested, (ii) the date of the requested advance (which shall be a Business Day), (iii) the aggregate principal amount of Revolving Loans requested, and (iv) whether the Revolving Loan requested shall consist of Prime Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Periods with respect thereto. If the Borrower shall fail to specify in any Notice of Borrowing (A) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month or 30 days, respectively, or (B) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Prime Rate Loan hereunder. The Agent shall as promptly as practicable give each Bank notice of each requested Revolving Loan advance, of such Bank's pro rata share thereof and of the other matters covered in the Notice of Borrowing.

                  (b) Minimum Amounts. The aggregate minimum principal amount of each Revolving Loan advance hereunder shall be not less than $1,000,000 (and integral multiples of $1,000,000 in excess thereof).

                  (c) Advances. Each Bank will make its pro rata share of each Revolving Loan advance available to the Agent by 12:00 noon (San Francisco, California time) on the date specified in the Notice of Borrowing by deposit in U.S. dollars of immediately available funds at the offices of the Agent in San Francisco, California as provided in
         Exhibit 10.1 hereto, or at such other address as the Agent may designate in writing. All Revolving Loan advances shall be made by the Banks pro rata on the basis of each Bank's Commitment Percentage. No Bank shall be responsible for the failure or delay by any other Bank in its obligation to make Revolving Loan advances hereunder; provided, however, that the failure of any Bank to fulfill its commitments hereunder shall not relieve any other Bank of its commitments hereunder. Unless the Agent shall have been notified by any Bank prior to the making of any such Revolving Loan advance that such Bank does not intend to make available to the Agent its portion of the Revolving Loan advance to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on the date of such Revolving Loan advance, and the Agent, in reliance upon such assumption, may (in its sole discretion without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a per annum rate equal to (i) if paid by such Bank, within two Business Days of making such corresponding amount available to the Borrower, the overnight Federal Funds Rate, and thereafter the Prime Rate, and (ii) if paid by the Borrower, the then applicable rate calculated in accordance with
         Section 2.4.

         2.3      REPAYMENT.

         The Revolving Loans hereunder shall be due and payable in full on the Termination Date.

         2.4      INTEREST.

         Subject to the provisions of Section 3.1, Revolving Loans shall bear interest as follows:

                  (a) Prime Rate Loans. During such periods as Revolving Loans shall consist of Prime Rate Loans, at a per annum rate equal to sum of the Prime Rate plus the Applicable Margin.

                  (b) Eurodollar Loans. During such periods as the Revolving Loans shall consist of Eurodollar Loans, at a per annum rate equal to the sum of the Adjusted Eurodollar Rate plus the Applicable Margin.

                  (c) Payment of Interest. Interest on Revolving Loans hereunder shall be payable in arrears on each Interest Payment Date.

         2.5      REVOLVING NOTES.

         The Revolving Loans by each Bank shall be evidenced by a duly executed promissory note of the Borrower to each such Bank dated as of the Closing Date in an original principal amount equal to such Bank's Committed Amount and substantially in the form of Exhibit 2.5.

         2.6      LETTERS OF CREDIT.

                  (a) Issuance. Subject to the terms and conditions hereof, each applicable Letter of Credit Bank has issued the Letters of Credit described on Exhibit 2.6 hereof (which Letters of Credit shall be deemed issued and outstanding hereunder upon the effectiveness of this Loan Agreement) and each Letter of Credit Bank will from time to time issue standby letters of credit and commercial letters of credit from the Closing Date until the Termination Date as the Borrower may request, each to be in a form acceptable to the applicable Letter of Credit Bank (hereinafter the Letters of Credit described on Exhibit 2.6 and the standby letters of credit and commercial letters of credit issued on and after the Closing Date pursuant to this Section 2.6, together with all extensions, renewals, modifications and replacements thereto, shall be referred to as the "Letters of Credit"); provided, however, that no Letter of Credit Bank shall issue any Letter of Credit to the extent that immediately after the issuance of such Letter of Credit the sum of the outstanding principal balance of all Revolving Loans and Letter of Credit Obligations would exceed the then applicable Maximum Commitment; provided further, no Letter of

         Credit Bank shall issue any standby Letter of Credit to the extent that immediately after the issuance of such standby Letter of Credit the Letter of Credit Obligations relating to all standby Letters of Credit would exceed $10,000,000; provided further, the Letters of Credit shall be issued solely for the general corporate purposes of the Borrower. No Letter of Credit shall have a term of more than one year with the exception of the Letter of Credit, LC #00352663, issued by Bank One, N.A. (formerly known as The First National Bank of Chicago) in the amount of $327,500.00. No Letter of Credit shall have an expiry date extending beyond the Termination Date nor shall any Letter of Credit have payment terms which require the applicable Letter of Credit Bank to make a payment thereunder after the Termination Date.

                  (b) Notice. The request for the issuance of a Letter of Credit shall be submitted to the applicable Letter of Credit Bank and the Agent at least three Business Days prior to the requested date of issuance. Upon the request of the applicable Letter of Credit Bank, the Agent shall furnish such Letter of Credit Bank with all information regarding the Revolving Loans which is necessary to enable the applicable Letter of Credit Bank to determine whether such Letter of Credit Bank is obligated to issue the requested Letter of Credit. Upon issuance of a Letter of Credit, the Agent shall promptly notify the Banks of the amount and terms thereof. The applicable Letter of Credit Bank shall notify the Agent promptly of all payments (whether at maturity or in advance), reimbursements, expirations, transfers and other activity with respect to outstanding Letters of Credit. Upon the request of any Bank, the Agent shall promptly notify such Bank of all of such payments (whether at maturity or in advance), reimbursements, expirations, transfers and other activity with respect to outstanding Letters of Credit.

                  (c) Participations. Each Bank shall be deemed to have purchased, without recourse to the applicable Letter of Credit Bank, a participation from the applicable Letter of Credit Bank in each Letter of Credit issued or deemed issued hereunder, in each case in an amount equal to its pro rata share (based upon its Commitment Percentage) of the amount of such Letter of Credit. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the applicable Letter of Credit Bank has not been reimbursed by the Borrower for any payment required to be made by such Letter of Credit Bank under any Letter of Credit, each Bank shall pay to the Agent for payment to such Letter of Credit Bank each Bank's pro rata share of such unreimbursed drawing in same day funds on the day of notification by such Letter of Credit Bank of an unreimbursed drawing pursuant to the provisions of subsection 2.6(d) (or on the next Business Day if such notification is made after 12:00 noon (San Francisco, California time)); provided, however, the Banks shall not be obligated to reimburse the Letter of Credit Bank as provided above to the extent that such reimbursement obligation has arisen solely on account of the gross negligence or willful misconduct of such Letter of Credit Bank, as determined by a court of competent jurisdiction. The obligation of each Bank to so reimburse each Letter of Credit Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse each Letter of Credit Bank under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit and upon the maturity of any draft or acceptance purchased by a Letter of Credit Bank with respect to any Letter of Credit, the applicable Letter of Credit Bank will promptly notify the Borrower and the Agent. Unless the Borrower shall immediately notify the applicable Letter of Credit Bank of its intent to otherwise reimburse such Letter of Credit Bank, the Borrower shall be deemed to have requested a Revolving Loan in the amount of the drawing (or, in the case of advance purchase by a Letter of Credit Bank, in the amount of the draft or acceptance), the proceeds of which will be used to satisfy the reimbursement obligations of the Borrower to the applicable Letter of Credit Bank in connection with such drawing (or advance purchase of drafts or acceptances). The Borrower shall reimburse the applicable Letter of Credit Bank on the day of such drawing under any Letter of Credit and upon the maturity of any draft or acceptance purchased by such Letter of Credit Bank with respect to any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided in the Letter of Credit Application. If the Borrower shall fail to reimburse the applicable Letter of Credit Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Prime Rate plus 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against any Letter of Credit Bank, the Agent, the Banks, the beneficiary of any Letter of Credit or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The applicable Letter of Credit Bank will promptly notify the Agent and the Agent will promptly notify the other Banks of the amount of any unreimbursed amounts and each Bank will promptly pay such Letter of Credit Bank for its pro rata share of such unreimbursed amounts as provided in subsection 2.6(c). As to any draft honored by a Letter of Credit Bank in other than U.S. currency, the reimbursement obligation of the Borrower shall be, at the Borrower's option: (i) in United States currency after application of the appropriate foreign exchange rate at the time such draft is honored by such Letter of Credit Bank, or (ii) in immediately available foreign currency funds of the same tenor as the payment by such Letter of Credit Bank. The Borrower has the risk of all currency fluctuations. For purposes of this Section 2.6(d), the appropriate foreign exchange rate shall be that rate established by such Letter of Credit Bank applicable to such foreign currency on the date such draft is honored.

                  (e) Amendments. Any extension of the stated expiry date of any Letter of Credit or increase in the stated amount of any Letter of Credit shall be made only upon satisfaction of all of the procedures and conditions for the issuance of a new Letter of Credit of the same type.

                  (f) Indemnification; Nature of Such Letter of Credit Bank's Duties.

                           (i) In addition to its other obligations under this Section 2.6, the Borrower hereby agrees to protect, indemnify, pay and save each Letter of Credit Bank and each Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that any Letter of Credit Bank or any Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of any Letter of Credit Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts") or (C) any action of nonaction taken at the Borrower's request with respect to any Letter of Credit.

                           (ii) As between the Borrower on the one hand and each Letter of Credit Bank and the Banks on the other hand, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Each Letter of Credit Bank and the Banks shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for, issuance of and drawing under any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for the performance of any beneficiary of a Letter of Credit of its obligations to the Borrower or any failure of any such beneficiary to comply fully with conditions required in order to draw upon a Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms;
                  (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) for any consequences arising from causes beyond the control of any Letter of Credit Bank or any Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting or enforcement of the Letter of Credit Bank's or any Bank's rights or powers hereunder.

                           (iii) In issuing each Letter of Credit, the applicable Letter of Credit Bank is expressly authorized to make changes from the terms set forth in the request for such Letter of Credit as such Letter of Credit Bank, in its sole discretion, may deem advisable, provided that no such changes will vary the principal terms thereof. Unless otherwise expressly agreed by a Letter of Credit Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and
                  (ii) the rules of
                  the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

                           (iv) If there is any discrepancy between the documents accompanying a draft or other demand for payment or acceptance under a Letter of Credit and the specifications for such documents in the Borrower's request for such Letter of Credit or the Letter of Credit, and either (A) the applicable Letter of Credit Bank delivers electronic, telephonic or other written notice to the Borrower's principal office of such discrepancy, and the Borrower does not deliver telephonic or written instruction to the applicable Letter of Credit Bank's letter of credit department to dishonor the draft or demand by noon, local time for the applicable Letter of Credit Bank on the Business Day after the Business Day on which the applicable Letter of Credit Bank shall have delivered notice to the Borrower of the discrepancy, or (B) in the case of a commercial Letter of Credit, the Borrower has obtained possession of the goods that are the subject of such Letter of Credit; then the applicable Letter of Credit Bank may conclusively presume that the Borrower has waived any objection to payment or acceptance, as the case may be, based on such discrepancy, and the applicable Letter of Credit Bank may, but shall not be obligated to, honor the draft or other demand under the Letter of Credit (and may honor such draft after noon on such Business Day, if such Business Day is the last day to which such Letter of Credit Bank is entitled to defer honor of such draft under applicable law). In such event, the Borrower shall be liable to the applicable Letter of Credit Bank pursuant to subsection 2.6(d) as if the discrepancy had not been in the documents.

                           (v) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Letter of Credit Bank or any Bank, under or in connection with any Letter of Credit or the related documents, if taken or omitted in good faith, shall not put such Letter of Credit Bank or such Bank under any resulting liability to the Borrower. It is the intention of the parties that this Loan Agreement shall be construed and applied to protect and indemnify each Letter of Credit Bank and the Banks against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Letter of Credit Banks and the Banks shall not, in any way, be liable for any failure by any Letter of Credit Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of each Letter of Credit Bank.

                           (vi) Nothing in this subsection (f) is intended to limit the reimbursement obligation of the Borrower contained in subsection 2.6(d). The obligations of the Borrower under this subsection (f) shall survive the termination of this Loan Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of any Letter of Credit Bank or any Bank to enforce any right, power or benefit under this Loan Agreement.

                           (vii) Notwithstanding anything to the contrary contained in this subsection (f), the Borrower shall have no obligation to indemnify any Letter of Credit Bank or any Bank in respect of any liability incurred by such Letter of Credit Bank or such Bank arising solely out of the gross negligence or willful misconduct of the applicable Letter of Credit Bank or such Bank, as the case may be, as finally determined by a court of competent jurisdiction.

                  (g) Limitation on Obligation of each Letter of Credit Bank. Notwithstanding anything contained herein to the contrary, no Letter of Credit Bank shall be under any obligation to issue, renew or extend any Letter of Credit if any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain a Letter of Credit Bank from issuing a Letter of Credit, or any applicable law, rule or regulation or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Bank shall prohibit, or request that a Letter of Credit Bank refrain from, the issuance of letters of credit generally or any such Letter of Credit in particular, or shall impose upon such Letter of Credit Bank with respect to any such Letter of Credit any restriction, reserve or capital requirement (for which such Letter of Credit Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon a Letter of Credit Bank any unreimbursed loss, costs or expense which was not applicable on the Closing Date and which such Letter of Credit Bank should deem material to it in good faith.

         2.7      TERMINATION OF COMMITMENTS.

         The Borrower may from time to time permanently terminate the unused Commitments in whole or in part (in minimum aggregate amounts of $5,000,000), ratably as to all Banks, upon three Business Days' prior written notice to the Agent.

         2.8      FEES.

                  (a) Upfront Fee. The Borrower agrees to pay each Bank an amount equal to 0.375% of the amount of such Bank's Committed Amount. Such fees shall be due and payable on the date hereof.

                  (b) Facility Fee. The Borrower shall pay to the Agent for the account of each Bank a fee for each Bank on such Bank's Committed Amount at a rate equal to the Applicable Margin. The foregoing commitment fee shall be paid quarterly in arrears on the last day of each calendar quarter.

                  (c) Standby Letter of Credit Commission. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower agrees to pay to the applicable Letter of Credit Bank a letter of credit commission at a per annum rate equal to the Applicable Margin for standby Letters of Credit on the maximum amount available to be drawn under each of the standby Letters of Credit issued by such Letter of Credit Bank from the date of issuance to the date of expiration. The foregoing commission shall be shared by the Banks (including the applicable Letter of Credit Bank in its capacity as a Bank) in accordance with their respective Commitment Percentages. The foregoing commission shall be payable in arrears on the last day of each calendar quarter. In addition to the foregoing, the Borrower agrees to pay a letter of credit fronting fee to the applicable Letter of Credit Bank (for its sole account) at a per annum rate equal to 1/8% on the maximum amount available to be drawn under each of the standby Letters of Credit issued by such Letter of Credit Bank from the date of issuance. The foregoing fee shall be payable in advance on the date of issuance (or extension) of standby Letter of Credit.

                  (d) Commercial Letter of Credit Commission. In consideration of the issuance of commercial Letters of Credit hereunder, the Borrower agrees to pay to the applicable Letter of Credit Bank, for the ratable benefit of all of the Banks, the following amounts: (i) a letter of credit commission on the date of each drawing thereunder equal to the Applicable Margin for commercial Letters of Credit on the amount of such drawing with respect to the commercial Letters of Credit issued by such Letter of Credit Bank and (ii) if a Letter of Credit Bank accepts or purchases any draft with respect to any Letter of Credit issued by such Letter of Credit Bank, an acceptance commission equal to 2% per annum on the amount of any such draft on the date of such acceptance or purchase. The foregoing fees shall be shared by the Banks (including the applicable Letter of Credit Bank in its capacity as a Bank) in accordance with their respective Commitment Percentages and shall be distributed by the applicable Letter of Credit Bank to the Banks in arrears on the last day of each calendar quarter.

         In addition to the foregoing letter of credit and acceptance commission, the Borrower will pay to the applicable Letter of Credit Bank, for its sole use and benefit, such other customary fees of such Letter of Credit Bank as may be agreed to from time to time by the Borrower and such Letter of Credit Bank.

                  (e) Agent's Fee. The Borrower agrees to pay to the Agent the fees specified in the letter agreement of even date herewith by and between the Borrower and the Agent, as such agreement may be modified or supplemented from time to time.

                                   ARTICLE III

                      ADDITIONAL PROVISIONS REGARDING LOANS

         3.1      DEFAULT RATE.

         Upon the occurrence, and during the continuance, of an Event of Default hereunder, the principal of and, to the extent permitted by law, interest on the Loans hereunder and any other amounts owing hereunder or under the other Loan Documents (other than amounts owing under Section 2.6(d) hereof) shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable.

         3.2      PREPAYMENTS.

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty without prior notice with respect to Prime Rate Loans and upon one Business Day's prior written notice or telephonic notice (confirmed immediately thereafter in writing) to the Agent with respect to all other Loans; provided, however, that each such partial prepayment shall be a minimum principal amount of $1,000,000; provided further, the Borrower shall pay all amounts payable under Section 3.6 hereof in connection with any such prepayment. Amounts prepaid on the Loans may be reborrowed in accordance with the provisions hereof. If the Borrower shall fail to specify the manner of application, prepayments shall be applied first to Prime Rate Loans, then to Eurodollar Loans (taken as a group) in direct order of their Interest Period maturities.

                  (b)      Mandatory Prepayments.

                           (i) Commitments. If at any time the sum of the outstanding principal amount of the
                  Revolving Loans and the Letter of Credit Obligations shall exceed the then applicable Maximum Commitment, then the Borrower shall immediately pay the Agent, for the account of the Banks, an amount equal to the deficiency. Payments made hereunder shall be applied first, to the Revolving Loans (and with respect to the types of Revolving Loans comprising the Revolving Loans, first to Prime Rate Loans, and then to Eurodollar Loans in direct order of their Interest Period maturities), and second, to the Letter of Credit Obligations.

                           (ii) Clean-Down Payments. The Borrower shall reduce the outstanding principal balance of the Revolving Loans to zero for 30 consecutive days during each period beginning on December 15 of any Fiscal Year and ending on April 15 of the following Fiscal Year (commencing with the period beginning December 15, 2001 and ending on April 15,
                  2002).

         3.3      CONVERSION.

         The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent Interest Period or to convert Loans into Loans of another type; provided, however, that (i) except as provided in Section 3.4, Eurodollar Loans may be converted into Loans of another type only on the last day of an Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion,
(iii) Loans extended as, or
converted into, Eurodollar Loans shall be in such minimum amounts as provided in
Section 2.2(b), and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month or 30 days, respectively. Each such extension or conversion shall be effected by the Borrower by giving written notice (or telephone notice promptly confirmed in writing) to the Agent (including requests for extensions and renewals, a "Notice of Conversion") prior to 10:00 a.m. (San Francisco, California time) on the Business Day of, in the case of existing Prime Rate Loans, and on the third Business Day prior to, in the case of existing Eurodollar Loans, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be deemed to be a reaffirmation by the Borrower that no Default or Event of Default then exists and is continuing and that the representations and warranties set forth in
Article V are true and correct in all material respects as of the date of such Notice of Conversion (except to the extent they relate to an earlier period). In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loans shall be automatically converted into Prime Rate Loans at the end of their respective Interest Periods. The Agent shall give each Bank notice as promptly as practicable of any such proposed conversion affecting any Loans.

         3.4      INCREASED COSTS, ILLEGALITY, ETC.

         In the event any Bank shall determine (which determination shall be final and conclusive and binding on all the parties hereto absent manifest error):

                  (a) Unavailability. On any date for determining the appropriate Adjusted Eurodollar Rate for any Interest Period, that by reason of any changes arising on or after the date of this Loan Agreement affecting the interbank Eurodollar market, dollar deposits in the principal amount requested are not generally available in the interbank Eurodollar market, or adequate, and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate; then Eurodollar Loans will no longer be available, and requests for a Eurodollar Loan shall be deemed requests for Prime Rate Loans, until such time as such Bank shall notify the Borrower that the circumstances giving rise thereto no longer exist.

                  (b) Increased Costs. At any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to the making, the commitment to make or the maintaining of any Eurodollar Loans because of (x) any change since the date of this Loan Agreement in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) including without limitation the imposition, modification or deemed applicability of any reserves, deposits or similar requirements as related to Eurodollar Loans (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Adjusted Eurodollar Rate) and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; then the Borrower shall pay to such Bank promptly upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank may determine in its sole discretion) as may be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (written notice as to the additional amounts owed to such Bank, showing the basis for calculation thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto).

                  (c) Illegality. At any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impractical as a result of a contingency occurring after the date of this Loan Agreement which materially and adversely affects the interbank Eurodollar market; then Eurodollar Loans will no longer be available, requests for Eurodollar Loans shall be deemed requests for Prime Rate Loans and the Borrower may, and upon direction of the Bank, shall, as promptly as possible and, in any event within the time period required by law, have any such Eurodollar Loans then outstanding converted into Prime Rate Loans.

         3.5      INCREASED COSTS AND REDUCED RETURN.

                  (a) If the Agent shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in the interpretation or administration thereof by, any court, central bank or other administrative or governmental authority, or the compliance by any Bank or any lending office of any Bank with any directive of or guideline from any central bank or other governmental authority or the introduction of or change in any accounting principles applicable to any Bank or any lending office of any Bank (in each case, whether or not having the force of law), shall (i) change the basis of taxation of payments to any Bank or any lending office of any Bank of any amounts payable hereunder (except for taxes on the overall income of any Bank or any lending office of any Bank), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, any Bank or any lending office of any Bank, or (iii) impose on any Bank or any lending office of any Bank any other condition regarding this Loan Agreement, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to any Bank or any lending office of any Bank of making any Loan, maintaining its Commitment to make any Loan or participating in any Letter of Credit, or to reduce any amount received or receivable by any Bank hereunder, then, upon demand by such Bank, the Borrower shall pay to such Bank such additional amounts as will compensate such Bank for such increased costs or reductions in amount, together with interest on such additional amounts calculated from the date such costs or reductions are incurred.

                  (b) If any Bank shall have determined that any Capital Guideline or adoption or implementation of, or any change in, any Capital Guideline by the governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or any lending office of such Bank with any Capital Guideline or with any request or directive of any such governmental authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Bank or any lending office of such Bank, and such Bank determines that the amount of such capital is increased as a direct or indirect consequence of any Loans or Letters of Credit made or maintained or any Commitment to make Revolving Loans or to participate in Letters of Credit, or such Bank's or such lending office's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Bank's or such lending office's capital to a level below that which such Bank could have achieved but for such circumstances as a consequence of any Loans made or maintained, or the Commitment to make Revolving Loans, such Bank's or such lending office's other obligations hereunder (in each case, taking into consideration the Bank's or such lending office's policies with respect to capital adequacy), then, upon demand by such Bank, the Borrower shall pay to such Bank from time to time such additional amounts as will compensate such Bank for such cost of maintaining such increased capital or such reduction in the rate of return on the such Bank's or such lending office's capital.

                  (c) Upon determining in good faith than any additional amounts will be payable pursuant to this Section, any Bank will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section; provided, however, the Borrower shall not be obligated to pay any of such amounts to any such Bank until it receives the applicable notice from such Bank. Determination by any Bank of amounts owing under this Section shall, absent manifest error, be final and conclusive and binding on the parties hereto. Failure on the part of any Bank to demand compensation for any period hereunder shall not constitute a waiver of such Bank's rights to demand any such compensation in such period or in any other period.

                  (d) The Borrower will reimburse each Letter of Credit Bank on demand for all charges and expenses made or incurred by such Letter of Credit Bank in connection with each Letter of Credit issued by such Letter of Credit Bank including any increased expense to such Letter of Credit Bank resulting from the application of any tax (other than income tax), reserve requirement or deposit insurance premiums; the amount of such charges and expenses to be determined by such Letter of Credit Bank in good faith.

                  (e) All amounts payable under this Section 3.5 shall bear interest from the date that is three Business Days after the date of demand by any Bank until payment in full to such Bank at a per annum rate equal to the Prime Rate plus 2%.

         3.6      COMPENSATION.

         The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain:

                  (a) if for any reason (other than a default by such Bank or the Agent) a borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion;

                  (b) if any repayment or conversion of any Eurodollar Loan occurs on a date which is not the last day of an Interest Period applicable thereto;

                  (c) if any prepayment of any Eurodollar Loan is not made on any date specified in a notice of prepayment given by the Borrower; or

                  (d) as a consequence of any other default by the Borrower to repay its Loans or any Letter of Credit Obligations when required by the terms of this Loan Agreement.

Calculation of all amounts payable to a Bank under this Section shall be made as though such Bank has actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and in the case of Eurodollar Loans, through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

         3.7      TAXES.

                  (a) All payments made by the Borrower hereunder, under the Notes or under any Loan Document will be made without setoff, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall income of a Bank or any lending office of such Bank, (such nonexcluded taxes are hereinafter collectively referred to as the "Taxes"). If the Borrower shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Banks pursuant to this sentence) the Banks receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law; provided, however, if any Bank subsequently recovers any of such deductions or withholdings, such Bank shall promptly refund to the Borrower the amount of such deductions or withholdings. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send the Banks and the Agent an official receipt showing payment. In addition, the Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Loan Agreement, the Notes or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (b) The Borrower will indemnify the Banks for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
         Section 3.7) paid by any Bank and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Bank makes written demand; provided, however, the Borrower shall have the right to contest any such Taxes before any appropriate administrative agency or court of competent jurisdiction so long as such Bank is not adversely affected by any such contest, as reasonably determined by such Bank.

                  (c) Each Bank which is a foreign person (i.e., a Person other than a United States Person for United States Federal income tax purposes) hereby agrees that:

                           (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.3(b) hereof after the Closing Date, the date upon which such Bank becomes a party hereto) deliver to the Borrower through the Agent:

                                    (A)      two accurate and complete signed
                           originals of Internal Revenue Service Form W-8BEN, or

                                    (B)      two accurate and complete signed
                           originals of Internal Revenue Service Form W-8ECI,

                  in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or offices under this Loan Agreement free from withholding of United States Federal income tax;

                           (ii) if at any time such Bank changes its lending office or offices or selects an additional lending office, it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder;

                                    (A)      if such changed or additional
                           lending office is located in the United States, two accurate and complete signed originals of Internal Revenue Service Form W-8BEN, or

                                    (B)      otherwise, two accurate and
                           complete signed originals of Internal Revenue Service Form W-8ECI,

                  in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Loan Agreement free from withholding of United States federal income tax; and

                           (iii) it shall, promptly upon the Borrower's reasonable request to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

                  (d) If the Borrower fails to perform its obligations under this Section 3.7, the Borrower shall indemnify the Banks for any incremental taxes, interest or penalties that may become payable as a result of any such failure.

         3.8      CHANGE OF LENDING OFFICE.

         Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 3.4(b) or (c) or 3.7, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no disadvantage (including, without limitation, no economic, legal or regulatory disadvantage), with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 3.4, 3.5, or 3.7.

         3.9      LATE PAYMENT FEE.

         Should any principal installment payment be in default for more than 15 days, there may be imposed, to the extent permitted by law, a delinquency charge not to exceed 2% of such installment in default. In addition, at the Majority Banks' option, any overdue interest, fees and charges may, for purposes of computing and accruing interest, be deemed to be a part of the corresponding principal Obligation and interest shall accrue on a daily compounded basis after such date (at the applicable rate, including any default rate under Section 3.1) thereon.

         3.10     PAYMENTS AND COMPUTATIONS.

         Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in U.S. dollars in immediately available funds at its offices in at the address set forth in Exhibit 10.1 hereto not later than 10:00 a.m. (San Francisco, California time) on the date when due, without set-off or counterclaim. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent will thereafter cause to be distributed promptly like funds relating to the payment of principal or interest or fees ratably to the Banks entitled to receive such payments in accordance with the terms of this Loan Agreement. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. All computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days (except for the calculations in respect of interest at the Bank of America prime rate, which shall be based on the actual number of days elapsed over a year of 365/366 days). Interest shall accrue from and include the date of such Loan, but exclude the date of payment.

         3.11     REPLACEMENT OR REMOVAL OF BANK.

         In the event that the Agent receives one or more notices claiming compensation, reimbursement or indemnity (each, a "Compensation Notice") pursuant to the provisions of Sections 3.4, 3.5 or 3.7 and the aggregate amount of all such compensation, reimbursement or indemnity payments made or required to be made by the Borrower to such Bank pursuant to Sections 3.4, 3.5 or 3.7 is materially greater (as determined by the Borrower in its reasonable judgment) than the weighted average amount of payments made or required to be made to the other Banks pursuant to Sections 3.4, 3.5 or 3.7, then, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, within 60 days after receipt of any such Compensation Notice, elect to terminate such Bank as a party to this Loan Agreement. If any Bank to be terminated has a Commitment which, together with the amount of any Commitment or Commitments theretofore or concurrently therewith to be reduced in accordance with this
Section 3.11, aggregates 30% or less of the aggregate Commitments, the Borrower may elect either to replace such Bank with another financial institution reasonably satisfactory to the Agent (a "Replacement Bank") or to reduce the Commitments by the amount of the Commitment of such Bank. If any Bank to be terminated has a Commitment which, together with the amount of any Commitment or Commitments theretofore or concurrently therewith to be reduced in accordance with this Section 3.11, aggregates in excess of 30% of the aggregate Commitments, the Borrower may elect to terminate such Bank only if, together with its notice of termination, it provides to the Agent a commitment from a Replacement Bank to replace the Commitment of the terminated Bank under this Loan Agreement on the terms and conditions set forth herein.

The Borrower's election to terminate a Bank under this Section 3.11 shall be set forth in a written notice from the Borrower to the Agent (with a copy to such Bank), setting forth (i) the basis for termination of such Bank, (ii) whether the Borrower intends to replace such Bank with a Replacement Bank or (if the Borrower is not required to replace such Bank) to reduce the Commitments by the amount of the Commitment of such Bank, and (iii) the date (not later than 30 days after the date of such notice) when such termination shall become effective (the "Termination Effective Date"). On the Termination Effective Date, (x) the Borrower and/or the Replacement Bank, as applicable, shall pay the terminated Bank an amount equal to all principal, interest, fees and other amounts owed to such Bank (including, without limitation, any amounts owed under Sections 3.4, 3.5 or 3.7), through the date on which such termination becomes effective, and
(y) there shall have been received by the Agent all documents and supporting materials necessary, in the reasonable judgment of the Agent to evidence the substitution of the Replacement Bank for such Bank or, if there is no Replacement Bank, to reflect the adjustment of the Commitments, including, without limitation, any necessary or appropriate adjustments to the Commitment Percentages, such adjustments to the Committed Percentage of any remaining Bank to be based upon the percentage of such Bank's Committed Amount to the aggregate Committed Amounts of all of the remaining Banks.

         3.12     ADVANCES.

                  (i) No Bank shall be responsible for the failure or delay by any other Bank in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Bank to fulfill its obligations hereunder shall not relieve any other Bank of its obligations hereunder.

                  (ii) Unless the Borrower or any Bank has notified the Agent prior to the date any payment is required to be made by it to the Agent hereunder, that the Borrower or such Bank, as the case may be, will not make such payment, the Agent may assume that the Borrower or such Bank, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in immediately available funds, then:

                                    (A)      if the Borrower failed to make such
                           payment, each Bank shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Bank in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                                    (B)      if any Bank failed to make such
                           payment, such Bank shall forthwith on demand pay to the Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Agent to the Borrower to the date such amount is recovered by the Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Bank does not pay such amount forthwith upon the Agent's demand therefor, the Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable borrowing.

                  Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment or to prejudice any rights that the Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder. A notice of the Agent to any Bank with respect to any amount owing under this subsection (ii) shall be conclusive, absent manifest error.

                                   ARTICLE IV

                        CONDITIONS PRECEDENT TO ALL LOANS
                        AND ISSUANCE OF LETTERS OF CREDIT

         4.1      CONDITIONS TO INITIAL LOANS AND LETTERS OF CREDIT.

         The obligations of the Banks to make the initial Loans hereunder and the obligation of the applicable Letter of Credit Bank to issue the initial Letters of Credit hereunder are subject, at the time of the making of such initial Loans or issuance of such initial Letters of Credit to the satisfaction of the following conditions (in form and substance acceptable to the Agent):

                  (a) Executed Loan Documents. Receipt by the Agent of executed copies of this Loan Agreement and the other Loan Documents and (in sufficient numbers to provide a fully executed original of each, except for the Notes, for each Bank).

                  (b) No Default; Representations and Warranties. The Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Agent, stating that (A) all governmental, shareholder and third party consents and approvals, if any, with respect to the Loan Documents and the transactions contemplated thereby have been obtained, (B) there is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or to the knowledge of the Borrower threatened against or affecting the Borrower or any of its Subsidiaries or any of their respective properties which would reasonably be expected to have a Material Adverse Effect, and (C) immediately after giving effect to the initial borrowings and issuances of Letters of Credit hereunder, (1) no Default or Event of Default exists, and (2) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects.

                  (c) Opinion of Counsel. Receipt by the Agent of an opinion, or opinions, in form and substance satisfactory to the Banks, addressed to the Banks and dated as of the Closing Date from counsel to the Borrower, which shall cover the matters contained in Exhibit 4.1(c) hereto (in sufficient numbers to provide a fully executed original to each Bank).

                  (d) Corporate Documents. Receipt by the Agent of the following:

                           (i) Charter Documents. Copies of the charter documents (as amended) of the Borrower certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

                           (ii) Resolutions. Copies of resolutions of the Board of Directors of the Borrower approving and adopting the Loan Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the date of this Loan Agreement to be true and correct and in force and effect as of such date.

                           (iii) Bylaws. A copy of the bylaws of the Borrower certified by a secretary or assistant secretary as of the date of this Loan Agreement to be true and correct and in force and effect as of such date.

                           (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate governmental authorities of the state of incorporation.

                  (e) Fees. Any fees required to be paid on or before the Closing Date shall have been paid.

                  (f) Termination of Existing Loan Agreement. Evidence that the Existing Loan Agreement has been or concurrently with the Closing Date is being terminated.

                  (g) Other. Receipt by the Agent of such other assurances, certificates, documents, consents or opinions as the Agent, a Letter of Credit Bank or the Majority Banks reasonably may require.

         4.2      CONDITIONS TO ALL LOANS AND LETTERS OF CREDIT.

         The obligations of each Bank to make, convert or extend any Loan and of a Letter of Credit Bank to issue or extend any Letter of Credit (including the initial Loans and the initial Letters of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 4.1:

                  (a) The Borrower shall have delivered (i) in the case of any Loan an appropriate Notice of Borrowing pursuant to Section 2.2(a) or Notice of Conversion or (ii) in the case of any Letter of Credit, the applicable Letter of Credit Bank shall have received a letter of credit application in form and substance acceptable to such Letter of Credit Bank;

                  (b)      The representations and warranties set forth in
         Article V shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

                  (c) There shall not have been commenced against the Borrower or any of its Subsidiaries an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed;

                  (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

                  (e) Immediately after giving effect to the making of such Loan, in the case of a request for a Loan, (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the outstanding principal amount of all Revolving Loans and Letter of Credit Obligations shall not exceed the then applicable Maximum Commitment.

         The delivery of each Notice of Borrowing and each Letter of Credit Application pursuant to Section 2.2(a) or Section 2.6(a), as applicable shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d) and
         (e) above.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to the Agent and the Banks that:

         5.1      ORGANIZATION AND POWER; QUALIFICATION; GOOD STANDING;
                  SUBSIDIARIES.

                  (a) Organization and Power. The Borrower and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to own and operate their respective properties and to carry on their respective business as now conducted and proposed to be conducted. The Borrower has all requisite corporate power and authority to enter into this Loan Agreement and the Loan Documents and to perform its obligations hereunder and thereunder.

                  (b) Qualification; Good Standing. The Borrower is duly licensed or qualified as a foreign corporation authorized to transact business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of the business transacted by it makes such licensing or qualification necessary.

                  (c) Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than as identified in Exhibit 5.1(c) hereto. The capital stock of each of the Borrower's Subsidiaries is duly authorized, validly issued and fully paid and nonassessable. Each of the Borrower's Subsidiaries is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly licensed or qualified as a foreign corporation authorized to transact business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of the business transacted by it makes such licensing or qualification necessary. Each of the Borrower's Subsidiaries has full corporate power and authority to own its assets and properties, and to operate its business as presently owned and conducted. Exhibit 5.1(c) correctly sets forth the ownership interest of the Borrower in each of its Subsidiaries as of the Closing Date.

         5.2      AUTHORIZATION OF BORROWING; NO CONFLICTS; BINDING OBLIGATIONS;
                  ETC.

                  (a) Authorization of Borrowing. The execution, delivery and performance by the Borrower of this Loan Agreement and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate action by the Borrower.

                  (b) No Conflicts. The execution, delivery and performance by the Borrower of this Loan Agreement and the issuance, delivery and payment of the Notes do not and will not (i) violate any provision of law applicable to the Borrower, the Restated Charter (as amended) or Bylaws of the Borrower or the Charter or Certificate or Articles of Incorporation or Articles of Association or Bylaws or Memoranda of Association of any Subsidiary of the Borrower, or any order, judgment or decree of any court or other agencies of government binding on the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or any of its Subsidiaries or
         (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Borrower or any of its Subsidiaries.

                  (c) Governmental Consents. The execution, delivery and performance by the Borrower of this Loan Agreement, and the issuance, delivery and performance of the Notes, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body or other Person.

                  (d) Binding Obligation. This Loan Agreement is, and the Notes when executed and delivered hereunder will be, the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and equitable remedies.

         5.3      FINANCIAL CONDITION; NO CHANGES.

                  (a) Financial Statements. The Borrower has heretofore delivered to the Banks the audited consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Years 2001 and 2000, consisting of the Borrower's consolidated balance sheets as at such dates and the related consolidated statements of earnings, of cash flows and shareholders equity for the Fiscal Years then ended. Such statements were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof.

                  (b) Contingent Obligations. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has any material Contingent Obligation which is not reflected in the financial statements delivered pursuant to Subsection 5.3(a) or in the notes thereto or otherwise permitted by Section 7.3.

                  (c) No Material Adverse Effect. Since February 3, 2001, there has been no development or event relating to or affecting the Borrower or its Subsidiaries, taken as a whole, which has had or could reasonably be expected to have a Material Adverse Effect.

                  (d) Restricted Payments. Since February 3, 2001, the Borrower has not directly or indirectly declared, ordered, paid or made or set apart any sum of money or any property for any Restricted Payment or agreed to do so, except for the regular quarterly dividends on the Borrower's Preferred Stock permitted pursuant to Section 7.4(b).

         5.4      TITLE TO PROPERTIES; LIENS.

         The Borrower and its Subsidiaries have good and legal title to all properties and assets, real and personal, tangible and intangible, reflected in the consolidated balance sheet of the Borrower as at February 3, 2001 referred to in Subsection 5.3(a) except for assets acquired or disposed of either in the ordinary course of business since the date of such consolidated balance sheet or as otherwise permitted by this Loan Agreement. All such properties and assets are free and clear of Liens, except as permitted under Section 7.1.

         5.5      LITIGATION.

         Except as set forth in the notes to the Borrower's financial statements for the Fiscal Year 2001, there is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or to the knowledge of the Borrower threatened against or affecting the Borrower or any of its Subsidiaries or any of their respective properties which would reasonably be expected to have a Material Adverse Effect.

         5.6      COMPLIANCE WITH LAW.

         Neither the Borrower nor any of its Subsidiaries is (i) in violation of any applicable law which would reasonably be expected to have a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would reasonably be expected to have a Material Adverse Effect.

         5.7      PAYMENT OF TAXES.

         As of the Closing Date, the Borrower and its Subsidiaries have filed all federal tax returns and all other tax returns that, to the best knowledge of the Borrower's officers, after due inquiry, are required to be filed by any of them, and have paid all taxes, assessments, fees and other governmental charges upon the Borrower and its Subsidiaries and upon their respective properties and assets (real and personal, tangible and intangible), income and franchises which are due and payable in accordance with such returns, except to the extent permitted by Section 6.3. As of the Closing Date, the charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or governmental charges are, in the opinion of the Borrower, adequate and the Borrower does not know of any proposed tax assessment against it or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

         5.8      CONTRACTUAL OBLIGATIONS: PERFORMANCE.

                  (a)      Contractual Obligations.. Except as set forth in
         Exhibit 5.8(a) hereto, as of the Closing Date neither the Borrower nor any of its Subsidiaries is a party to or is subject to any Contractual Obligation (other than Contractual Obligations entered into in the ordinary course of business of the Borrower and its Subsidiaries or as otherwise permitted by this Loan Agreement) that is material to the Borrower and its Subsidiaries, taken as a whole. None of such Contractual Obligations in existence as of the Closing Date will materially adversely affect the ability of the Borrower to perform its Obligations.

                  (b) Performance. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of the Borrower and any of its Subsidiaries and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.

         5.9      ENVIRONMENTAL PROTECTION.

         As of the Closing Date, the Borrower and each of its Subsidiaries has obtained all material permits, licenses and other authorizations that are required with respect to the operation of its business under any Environmental Law; the Borrower and each of its Subsidiaries is in compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened against the Borrower or any of its Subsidiaries relating in any way to the Environmental Laws which would reasonably be expected to have a Material Adverse Effect; and there are no past or present (or, to the best of the Borrower's knowledge, future) events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws, or which may give rise to any common law or other legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any similar state, local or foreign laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste, except to the extent that such non-compliance or liability would not reasonably be expected to have a Material Adverse Effect.

         5.10     EMPLOYEE BENEFIT PLANS.

         The Borrower and each of its Subsidiaries and each of their respective ERISA Affiliates is in compliance in all material respects with any applicable provisions of the Code and ERISA and the regulations and published interpretations thereunder with respect to all Pension Plans and Multiemployer Plans. As of the Closing Date, no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan and neither the Borrower, any of its Subsidiaries nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan, other than the withdrawal liability of the Grief Compliance to the ACTWU Pension Fund.

         5.11     CERTAIN FEES.

         No broker's or finder's fee or commission will be payable by or on behalf of the Borrower with respect to this Loan Agreement or the transactions contemplated hereby, and the Borrower hereby indemnifies the Banks against and agrees that it will hold the Banks harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred by the Borrower in connection with this Loan Agreement or the transactions contemplated hereby.

         5.12     DEFAULTS.

         No Event of Default or Default exists under this Loan Agreement.

         5.13     DISCLOSURE.

         As of the Closing Date, there is no fact known to the Borrower which would reasonably be expected to have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

         5.14     MARGIN STOCK.

         None of such Loans or Letters of Credit will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulations U or Regulation X, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or Regulation X.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that so long as this Loan Agreement is in effect and until the Loans and Letter of Credit Obligations, together with interest, fees and all other Obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

         6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         The Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements of the Borrower in accordance with GAAP. The Borrower will deliver to each of the
Banks:

                  (a) as soon as practicable and in any event within 60 days after the end of each fiscal quarter in each of the Borrower's Fiscal Years, other than the fourth fiscal quarter, an unaudited consolidated balance sheet and income and cash flow statements of the Borrower and its Subsidiaries as at the end of such period and for the year-to-date period then ended, but in any event setting forth, in comparative form, the consolidated figures for the corresponding periods of the previous Fiscal Year and the consolidated figures included in the operating plan delivered to the Banks pursuant to Section 6.1(1), all in reasonable detail;

                  (b) as soon as practicable and in any event within 100 days after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of earnings, of cash flows and of shareholders equity of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the consolidated figures for the previous Fiscal Year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Borrower, which opinion shall not be subject to a "going concern" or similar qualification, to the effect that such consolidated financial statements have been prepared in accordance with GAAP and present fairly the financial condition of the Borrower reported on and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (c) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to paragraph (b) and (c) above, a statement signed by a Responsible Officer of the Borrower to the effect that no Event of Default or Default exists, and that such financial statements present fairly the financial position of the Borrower and its Subsidiaries and the results of their operations for the period covered thereby, and together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to paragraphs (b) and (c) above, a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of such accounting periods with the restrictions contained in Sections 7.2, 7.3, 7.4, 7.5 and 7.10;

                  (d) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to paragraph (c) above, a certificate of the accountants addressed to the Agent and the Banks who rendered the opinion with respect to such financial statements, stating that they have read this Loan Agreement and stating further whether, in making their audit, such accountants have become aware of any Event of Default or Default under any of the terms or provisions of Sections 7.4, 7.5 and 7.10 of this Loan Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature thereof;

                  (e) within 60 days after the end of each fiscal quarter of each fiscal year, a statement signed by a Responsible Officer of the Borrower setting forth the Fixed Charge

         Coverage Ratio as at the end of each such fiscal quarter and setting forth that no Event of Default or Default exists;

                  (f) promptly upon receipt thereof, copies of all reports submitted to the Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower made by such accountants, including, without limitation, any report to the audit committee of the Borrower's board of directors on internal controls or other similar reports submitted by such accountants in connection with their annual audit;

                  (g) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its security holders or by any Subsidiary of the Borrower to its security holders other than the Borrower or another Subsidiary, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions, and of all press releases and other statements made available generally by the Borrower or any Subsidiary to the public concerning material developments in the business of the Borrower and its Subsidiaries;

                  (h) promptly upon becoming aware (i) of any condition or event which constitutes an Event of Default or Default, or that any Bank or the Agent has given any notice or taken any other action with respect to a claimed Event of Default or Default under this Loan Agreement, (ii) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in
         Section 8.1(a), (iii) of the institution of any litigation involving an alleged liability of the Borrower or any of its Subsidiaries equal to or greater than $10,000,000, individually or in the aggregate for all such litigation, or any adverse determination in any litigation involving a potential liability of the Borrower or any of its Subsidiaries equal to or greater than $3,500,000, individually or in the aggregate for all related litigation, (iv) that any civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation or proceeding is pending or threatened against the Borrower or any of its Subsidiaries, including, without limitation, with respect to any Environmental Laws, involving potential liability, penalties or sanctions (including, without limitation, estimated cleanup costs), equal to or greater than $10,000,000, individually or in the aggregate, or any adverse determination in any of the foregoing involving potential liability of the Borrower or any of its Subsidiaries equal to or greater than $3,500,000, individually or in the aggregate, (v) of any condition or event which would be required to be disclosed in a current report filed by the Borrower with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4 and 5 of such Form as in effect on the date hereof) if the Borrower were required to file such reports under the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, or (vi) of any condition or event that would reasonably be expected to have a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed default, Event of Default, Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                  (i)      promptly upon becoming aware of the occurrence of any
         (i) Termination Event, or (ii) non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the United States Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto;

                  (j) with reasonable promptness, copies of (i) all notices received by the Borrower or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (ii) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA; (iii) any application for the waiver or extension of the minimum funding requirements of the Code or ERISA; (iv) any notice of the failure of any Pension Plan to meet the minimum funding standards which is required under Section 101(d) of ERISA; and (v) any notice of the intent to terminate any Pension Plan which is required under Section 4041(2) of ERISA;

                  (k)      as soon as practicable and in any event within ninety
         (90) days after the beginning of each Fiscal Year, the consolidated balance sheets, income statements and cash flow statements included in the Borrower's operating plan for such Fiscal Year, on a monthly basis;

                  (l) with reasonable promptness, notice of the date the Borrower has complied with the provisions of Section 3.2(b)(ii) with respect to any applicable 45 day period thereunder;

                  (m) within 15 days of the end of each calendar month, a report detailing each Letter of Credit outstanding hereunder including the amount and beneficiary thereof, such report to be in form and substance satisfactory to the Agent; and

                  (n) with reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Bank.

         6.2      CORPORATE EXISTENCE, ETC.

         The Borrower will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business and, except as permitted under Section 7.6, those of each of its Subsidiaries; provided, that the Borrower shall not be required to preserve and keep in full force and effect the corporate existence of any Subsidiary of the Borrower or any right or franchise if the Borrower reasonably determines that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or any Subsidiary of the Borrower and that the loss thereof would not reasonably be expected to have a Material Adverse Effect.

         6.3      PAYMENT OF TAXES AND CLAIMS.

         The Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets (real and personal, tangible and intangible) or in respect of any of its franchises, business, income or property, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets (real and personal, tangible and intangible); provided, that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         6.4      MAINTENANCE OF PROPERTIES; INSURANCE.

         The Borrower will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or owned or leased in the business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof unless disposed of in the ordinary course of business of the Borrower and its Subsidiaries or as otherwise permitted by this Loan Agreement. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by business entities of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other business entities; provided, that the Borrower may maintain reasonable self-insurance (including reasonable deductibles or similar loss or retained risk thresholds).

         6.5      INSPECTION.

         The Borrower will permit any authorized representatives designated by any Bank to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

         6.6      COMPLIANCE WITH LAWS, ETC.

         The Borrower and its Subsidiaries shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all Environmental Laws, noncompliance with which would be reasonably expected to have a Material Adverse Effect.

         6.7      PARI PASSU.

         All the payment obligations of the Borrower arising under or pursuant to the Loan Documents will at all times rank pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of the Borrower (other than those which are mandatorily preferred by laws or regulations of general application).

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that so long as this Loan Agreement is in effect and until the Loans and Letter of Credit Obligations, together with interest, fees and all other Obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

         7.1      LIENS.

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

                  (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 6.3;

                  (b) Statutory Liens of landlords and Liens of carriers, warehouses, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and deposits made to obtain the release of such Liens;

                  (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, appeal or customs bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (d) Any attachment or judgment Lien not constituting an Event of Default pursuant to Section 8.1 hereof;

                  (e) Liens of mortgages or pledges by Subsidiaries of the Borrower of all or part of their assets as security for Indebtedness owing by them to the Borrower or to another Subsidiary of the Borrower;

                  (f) The pledge by the Borrower or any Subsidiary of the Borrower of documents representing merchandise being exported to any place outside the continental limits of the United States of America in connection with the discount or sale of foreign drafts or in connection with other similar methods of financing such export shipments;

                  (g) Liens on supplies or materials of the Borrower or any Subsidiary of the Borrower to secure advances from the United States Government or from any agency or instrumentality thereof in connection with any contract with such government, agency or instrumentality for the manufacture of such supplies or materials, to which the Borrower or any Subsidiary of the Borrower is a party, directly or indirectly;

                  (h) Capital Leases and Operating Leases, and all liens, rights of reverter and other possessory rights of the lessors thereunder;

                  (i) Zoning restrictions, easements, rights-of-way or other restrictions on the use of real property, and minor irregularities in the title thereto; and any other Liens and encumbrances similar to those described in this paragraph (i) that were not incurred in connection with the borrowing of money or the obtaining of advances or credits; provided, that all of the foregoing do not in the aggregate materially detract from the value of the property of the Borrower and its Subsidiaries or materially impair the use thereof in the operation of their respective businesses or the marketability thereof;

                  (j) Purchase money security interests granted in connection with the acquisition of fixed assets, provided, that the acquisition thereof is permitted by Subsection 7.5(d) and such Liens attach only to the property acquired thereby;

                  (k) (i) Liens on accounts receivable which have been sold by the Borrower pursuant to that certain Foreign Accounts Receivable Factoring Agreement, dated October 13, 1999, by and between the Borrower and Suntrust Bank, Atlanta Factoring Division (the "Factoring Agreement") provided that (A) the liabilities and obligations incurred by the Borrower under the Factoring Agreement (including contingent liabilities and obligations) shall not exceed $2,000,000 in the aggregate at any time outstanding and (B) the Liens granted by the Borrower pursuant to the Factoring Agreement shall only be on the accounts receivable sold pursuant to the Factoring Agreement and shall not extend to any other assets of the Borrower or any of its Subsidiaries; and

                           (ii) Liens on accounts receivable which have been sold or discounted by the Borrower by means of a securitization for purposes of securing the obligations incurred by the Borrower in connection with such sale provided that (A) the outstanding amount of accounts receivable so sold or discounted by the Borrower in the aggregate at any time shall not exceed 50% of the face amount of all such receivables, (B) the accounts receivable so sold or discounted are substantially similar in credit quality to the accounts receivable retained by the Borrower and (C) the proceeds of such sales shall be used to prepay the Obligations and permanently reduce the Committed Amounts; and

                  (l) Liens securing obligations under commercial letters of credit issued to enable the Borrower or any of its Subsidiaries to acquire inventory, provided that such Liens are limited to the inventory being acquired.

         7.2      INVESTMENTS.

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except:

                  (a) The Borrower and its Subsidiaries may make and own Investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating in one of the two highest rating categories of S&P or Moody's, (iv) certificates of deposit, bankers acceptances or time deposits maturing within one year from the date of acquisition thereof issued by any of the Banks or any Affiliate of any of the Banks, (v) certificates of deposit or bankers, acceptances maturing within one year from the date of acquisition thereof or time deposits maturing within 30 days from the date of acquisition thereof issued by other commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having shareholders' equity of not less than $125,000,000, or other commercial banks organized under the laws of a foreign country, each having shareholders, equity of not less than $500,000,000; (vi) repurchase agreements with commercial banks or with securities dealers, in any case fully secured as to principal and interest by obligations described in clauses (i)-(v) of this paragraph (a), and (vii) money market funds given the highest rating by S&P or Moody's and with assets of not less than $500,000,000;

                  (b) The Borrower may make and own Investments consisting of advances, loans, extensions of credit to or purchases of Securities of, or other Investments in, its Subsidiaries, and the Borrower's Subsidiaries may make and own Investments consisting of advances, loans, extensions of credit or purchases of Securities of, or other investments in, the Borrower and Subsidiaries of the Borrower;

                  (c) The Borrower and its Subsidiaries may make and own loans or advances to the trustee of various employee incentive and stock purchase plans of the Borrower, not to exceed $19,000,000 in the aggregate at any one time outstanding;

                  (d) The Borrower and its Subsidiaries may continue to own the existing Investments set forth on Exhibit 7.2(d);

                  (e) The Borrower may make Investments in auction preferred equity securities that offer the Borrower a corporate dividend deduction, provided that the aggregate amount of such Investments during the term of this Loan Agreement does not exceed $5,000,000; and

                  (f) The Borrower and its Subsidiaries may make and own other Investments (including, but not limited to acquisitions of stock or assets of another Person) not to exceed in the aggregate at any time outstanding 10% of Consolidated Tangible Net Worth.

         7.3      CONTINGENT OBLIGATIONS.

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation, including, without limitation Contingent Obligations of the Borrower or any Subsidiary of the Borrower with respect to any other Subsidiary of the Borrower, except:

                  (a) The Borrower may remain liable with respect to Contingent Obligations arising under trade letters of credit or Contingent Obligations reflected as a liability on the Borrower's consolidated balance sheet (other than Indebtedness of the Borrower's Subsidiaries);

                  (b) The Borrower may become or remain liable with respect to guaranties of the obligations of Subsidiaries with respect to Operating Leases, employment agreements and indebtedness for borrowed money;

                  (c) The Borrower may become and remain liable with respect to guaranties of its Subsidiaries' trade payables and accrued liabilities incurred in the ordinary course of business;

                  (d) The Borrower may become and remain liable with respect to stock purchase notes owing to the trustee of various employee incentive and stock purchase plans of the Borrower by participants in such plans; provided, that any payments by the Borrower with respect to such notes are repaid to the Borrower by such trustee in reduction of loans or advances owing by him to the Borrower;

                  (e) The Borrower and Subsidiaries may become and remain liable with respect to Contingent Obligations arising out of assignments by the Borrower and Subsidiaries of Capital Leases and Operating Leases;

                  (f) The Borrower and any Subsidiary may become and remain liable with respect to Contingent Obligations arising out of (i) the indemnification of directors, officers, employees and agents to the extent permissible under the Tennessee Business Corporation Act or the corporation law of the jurisdiction in which such Subsidiary is incorporated or organized, (ii) the indemnification of investment bankers, commercial banks and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of the Borrower's or such Subsidiary's securities or the rendering of banking or professional services for the Borrower or such Subsidiary, and (iii) the indemnification of landlords, lessors, licensors, licensees and other parties pursuant to agreements entered into in the ordinary course of business by the Borrower or such Subsidiary;

                  (g) The Borrower may become and remain liable with respect to guaranties of or letters of credit supporting Indebtedness of Subsidiaries (including, without limitation, Capital Leases) and other Contingent Obligations not to exceed in aggregate amount at any time outstanding 10% of Consolidated Tangible Net Worth (exclusive of any foreign currency fluctuations); and

                  (h) The Borrower may incur customary and reasonable indemnity obligations in connection with the sale of assets permitted by Section 7.6 hereof.

         7.4      RESTRICTED PAYMENTS.

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided, that, so long as no Event of Default or Default has occurred and is continuing or would occur as a result of such action:

                  (a) The Borrower may make Restricted Payments if the cumulative amount of all such Restricted Payments (including any Restricted Payment proposed to be made) after the Closing Date would not exceed the sum of (i) $13,000,000.00; plus (ii) 50%, if positive, or minus 100%, if negative, of cumulative Consolidated Net Income after August 4, 2001 to the end of the accounting month immediately preceding the date of the action by the board of directors of the Borrower declaring or authorizing the Restricted

         Payment, taken as a single period; plus (iii) 50% of the cumulative net cash proceeds of the issuance of new equity Securities by the Borrower, other than proceeds applied for the purposes described in clauses
         (i)(C) and (ii)(B) of the definition of Restricted Payment;

                  (b) The Borrower may make Restricted Payments with respect to the Borrower's Preferred Stock; and

                  (c) The Borrower may make Restricted Payments described in clause (ii)(D) of the definition of Restricted Payments at a price not to exceed $.05 per Shareholder Right or $2,000,000 in the aggregate for all such Shareholder Rights.

         7.5      FINANCIAL COVENANTS.

                  (a) Consolidated Tangible Net Worth. The Borrower will maintain Consolidated Tangible Net Worth of at least $120,000,000 as of the end of any quarterly or annual accounting period; provided, however, such required amount shall be increased on the last day of each fiscal quarter beginning with the fiscal quarter ending on August 4, 2001 by an amount equal to 50% of positive Consolidated Net Income for the applicable fiscal quarter then ending, such increases to be cumulative; provided further, such required amount shall be further increased by the amount of net proceeds (including any increase in stockholders equity resulting from the conversion of debt securities of the Borrower to equity securities) of the Borrower received by the Borrower on account of any Equity Issuance, any such increase to be effective as of the date of receipt by the Borrower of such proceeds.

                  (b) Consolidated Fixed Charge Coverage Ratio. The Borrower will maintain as of the last day of each fiscal quarter, a Consolidated Fixed Charge Coverage Ratio of not less than 1.55 to 1.0.

                  (c) Maximum Consolidated Adjusted Debt to EBITDAR. The Borrower will maintain as of the last day of each fiscal quarter a ratio of (i) Consolidated Indebtedness to (ii) Consolidated EBITDAR less than 4.0 to 1.0.

                  (d) Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, purchase or otherwise acquire, or commit to purchase or otherwise acquire, any fixed or capital asset or otherwise make or incur obligations for Capital Expenditures by the expenditure of cash or the incurrence of Indebtedness, the cost of which (or, in the case of any acquisition not in the nature of an ordinary purchase, the book value of the consideration given for which), when aggregated with the costs of all other such assets purchased or otherwise acquired by the Borrower and its Subsidiaries taken as a whole during such Fiscal Year, would exceed the amounts set forth below for the applicable Fiscal Year:

                  Fiscal Year                           Amount
                  -----------                        -----------
                     2002                            $36,000,000
                     2003                            $38,000,000
                     2004                            $39,000,000

         provided, that, if during any Fiscal Year Capital Expenditures are less than the amount set forth above for such Fiscal Year, the lesser of (i) the difference between the amount set forth above for such Fiscal Year and the actual Capital Expenditures for such Fiscal Year, or (ii) $3,000,000 (such lesser amount being referred to as the "Excess Capital Expenditures Allowance") shall be carried forward so as to increase the maximum Capital Expenditures which may be made in accordance with this Subsection 7.5(d) for the immediately succeeding Fiscal Year, but not for any other subsequent Fiscal Year, except to the extent permitted by the next succeeding sentence. Capital Expenditures made in any such succeeding Fiscal Year shall be applied first to the Excess Capital Expenditures Allowance carried forward until such Allowance is exhausted and shall then be applied to the maximum Capital Expenditures specified above for such Fiscal Year in determining whether an Excess Capital Expenditure Allowance is available to be carried forward to the next succeeding Fiscal Year in the manner described in this Subsection 7.5(d).

         7.6      RESTRICTIONS ON FUNDAMENTAL CHANGES.

         The Borrower will not, and will not permit any of its Subsidiaries to
(i) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (ii) convey, sell, lease, transfer or otherwise dispose of subsequent to the Closing Date, in one or more transactions, all or any portion of its business, properties or assets (real and personal, tangible and intangible) or any stock or other Securities of any of its Subsidiaries, whether now owned or hereafter acquired, constituting in the aggregate for all of such transactions consummated on or after the end of the second fiscal quarter of Fiscal Year 2001 more than 10% of Consolidated Tangible Assets as of the end of the second fiscal quarter of Fiscal Year 2001; provided, that, so long as no Event of Default or Default has occurred and is continuing or would occur as a result thereof, (x) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any direct wholly-owned Subsidiary of the Borrower, or be liquidated, wound up or dissolved, or all or substantially all of its business, properties or assets (real and personal, tangible and intangible) may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any direct wholly-owned Subsidiary of the Borrower; and (y) the Borrower or any of its Subsidiaries may acquire any Person by merger or consolidation, provided that the Borrower or such Subsidiary is the corporation surviving such merger or consolidation, in any transaction that would not cause an Event of Default or Default under this Loan Agreement.

         7.7      ERISA.

         The Borrower will not, and will not permit any of its ERISA Affiliates to:

                  (a) engage in any transaction in connection with which the Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code in either case in an amount in any Fiscal Year greater than $1,000,000;

                  (b) fail to make full payment when due of all amounts which, under the provisions of any Pension Plan or applicable law, the Borrower or any of its ERISA Affiliates is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency with respect to any Pension Plan with respect to any plan year; or

                  (c) fail to make any payment to any Multiemployer Plan that the Borrower or any of its ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

As used in this Section 7.7, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code.

         7.8      TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of the voting power of the Borrower's capital stock, or with any Affiliate of the Borrower or of any such holder, on terms that are materially less favorable to the Borrower or that Subsidiary, as the case may be, than those which would be obtained at the time from Persons who are not such a holder or an Affiliate; provided, that the foregoing restriction shall not apply to any transaction between the Borrower and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries.

         7.9      SUBSIDIARY SECURITIES.

         The Borrower will not, directly or indirectly, sell, assign, pledge or otherwise encumber or dispose of any shares or other Securities of any of its Subsidiaries, or permit any of its Subsidiaries, directly or indirectly, to sell, assign, pledge or otherwise encumber or dispose of any shares or other Securities of such Subsidiary or of any other such Subsidiary, except (i) to the Borrower and any of its wholly-owned Subsidiaries, (ii) to qualify directors if required by applicable law, (iii) the issuance of promissory notes, drafts or other instruments or Securities by a Subsidiary to evidence indebtedness otherwise permitted by Section 7.10 and (iv) to the extent otherwise permitted by Section 7.6(ii).

         7.10     SUBSIDIARY INDEBTEDNESS.

         The Borrower will neither cause nor permit (i) any Subsidiary acquired by the Borrower after the Closing Date to incur any Indebtedness in connection with the acquisition of such

Subsidiary by the Borrower (but any such Subsidiary may continue to have outstanding after the consummation of such acquisition any Indebtedness previously incurred by such Subsidiary); or (ii) any of its Subsidiaries, whether now owned or hereafter created or acquired, to incur any Indebtedness if the aggregate Indebtedness of all of the Borrower's Subsidiaries (excluding Indebtedness permitted under clause (i)) would, giving effect to the Indebtedness proposed to be incurred, exceed 7-1/2% of Consolidated Tangible Assets.

         7.11     RESTRICTIONS ON SUBSIDIARY DIVIDENDS.

         The Borrower will not permit any of its Subsidiaries to enter into any agreement prohibiting or restricting the declaration or payment of cash dividends or other payments by such Subsidiary in respect of Securities of such Subsidiaries to, or the making of loans, advances to, or other Investments by such Subsidiary in, the Borrower.

         7.12     INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.1      EVENTS OF DEFAULT.

         If any of the following conditions or events ("Events of Default") shall occur:

                  (a) Failure to Make Payments When Due. Failure of the Borrower to make any payment or prepayment of principal when due hereunder, whether at stated maturity, by acceleration or otherwise; or failure of the Borrower to pay any interest, fees or other amounts due under this Loan Agreement within five (5) days after the date when due hereunder; or

                  (b) Default in Other Agreements. Failure of the Borrower or any of its Subsidiaries to pay, or any default in the payment of, any principal or interest on any Indebtedness (other than Indebtedness evidenced by the Notes) or in the payment of any Contingent Obligation, in either case where the aggregate Indebtedness or Contingent Obligation exceeds $1,000,000, beyond any period of grace provided; or any breach or default with respect to any evidence of any Indebtedness or Contingent Obligation (other than the Indebtedness evidenced by the Notes) or of any loan agreement, mortgage, indenture or other agreement relating thereto where the aggregate principal amount of such Indebtedness or Contingent Obligation then outstanding exceeds $1,000,000, beyond any period of grace provided, if the effect of such failure, default or breach is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

                  (c) Breach of Certain Covenants. Failure of the Borrower to perform or comply with any term or condition contained in Sections 6.2, 7.4, 7.5 or 7.6 of this Loan Agreement; or

                  (d) Warranty. Any of the Borrower's representations or warranties made herein or in any statement or certificate at any time given by or on behalf of the Borrower in writing pursuant hereto or in connection herewith shall be false in any material respect on the date as of which made; or

                  (e) Other Defaults under this Loan Agreement. The Borrower shall default in the performance of or compliance with any provision contained in this Loan Agreement other than those referred to above in Sections 8(a), (c) or (d) and such default shall not have been remedied or waived within fifteen (15) days after receipt of notice from the Agent or any Bank of such default, in the case of Sections 7.1-7.3 or 7.7-7.11, or within thirty (30) days after receipt of notice from the Agent or any Bank of such default, in the case of any other provision contained in this Loan Agreement; or

                  (f)      Involuntary Bankruptcy; Appointment of Receiver, etc.

                           (i) A decree or order for relief in respect of the Borrower or any of its Subsidiaries shall have been entered in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or

                           (ii) an involuntary case is commenced against the Borrower or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of its Subsidiaries, and the continuance of any such events described in this clause
                  (ii) for 60 consecutive days unless dismissed, bonded or discharged; or

                  (g) Voluntary Bankruptcy: Appointment of Receiver, etc. The Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Borrower or any of its Subsidiaries of any assignment for the benefit of creditors; or the inability or failure of the Borrower or any of its Subsidiaries, or the admission by the Borrower or any of its Subsidiaries in writing of its inability to pay its debts as such debts become due; or the Board of Directors of the Borrower or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

                  (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any case an amount in excess of $2,000,000 or any series of money judgments, writs or warrants of attachment or similar processes involving in the aggregate an amount in excess of $2,000,000 shall be entered or filed against the Borrower or its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of forty-five (45) days or in any event later than five
         (5) days prior to the date of any proposed sale under any such judgment, writ or warrant of attachment or similar process; or

                  (i) Condemnations and Seizures. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any portion of the property of the Borrower or any Subsidiary constituting a substantial portion of the consolidated total assets of the Borrower and its Subsidiaries; or

                  (j) Dissolution. Any order, judgment or decree shall be entered against the Borrower decreeing the dissolution or split up of the Borrower and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

                  (k)      Unfunded ERISA Liabilities.

                           (i) Any Pension Plan maintained by the Borrower or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA,

                           (ii)     a trustee shall be appointed by an
                  appropriate United States district court to administer any Pension Plan,

                           (iii) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan, or

                           (iv) the Borrower or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan, if, as of the date thereof or any subsequent date, the sum of each of the Borrower's and its ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto) or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with such events listed in clauses (i) through (iv) above exceeds $1,000,000, exclusive of any withdrawal liability incurred by the Grief Companies division of the Borrower to the Amalgamated Pension Fund, a Multiemployer Plan; or

                  (l) Change of Control. There shall occur a Change of Control;

         then, in any such event, and at any time thereafter, the Agent shall, upon the written direction of the Majority Banks, or may with the consent of the Majority Banks, by written notice to the Borrower take any of the following actions:

                           (i) Termination of Commitments. Declare the Banks' obligations to make Loans and the Letter of Credit Banks' obligations to issue Letters of Credit to be terminated whereupon the Banks' Commitments shall be immediately terminated and any commissions or fees relating to the Commitments shall thereupon become immediately due and payable without further notice of any kind;

                           (ii) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all the Notes to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

                           (iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Loan Documents or applicable law and all rights of set-off;

                           (iv) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.1(f) or (g)), it will immediately without notice pay to the Agent an amount equal to the then outstanding Letter of Credit Obligations which at the option of the Borrower will either be used to prepay such outstanding Letter of Credit Obligations or paid to the Agent to be held in a cash collateral account in the name of the Agent and under the dominion and control of the Agent as additional security for the reimbursement obligations which may thereafter arise on account of subsequent drawings or payments under Letters of Credit still outstanding;

                  provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 8.1(f) or (g) shall occur, then the Banks' Commitments shall automatically terminate and the Notes and the Loans shall immediately become due and payable without the giving of any notice or other action by the Agent or the Banks.

                                   ARTICLE IX

                                      AGENT

         9.1      APPOINTMENT AND AUTHORIZATION OF AGENT.

                  (a) Each Bank hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Loan Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Loan Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) Each Letter of Credit Bank shall act on behalf of such Letter of Credit with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Agent may agree at the request of the Majority Banks to act for the applicable Letter of Credit Bank with respect thereto; provided, however, that each Letter of Credit Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article IX with respect to any acts taken or omissions suffered by such Letter of Credit Bank in connection with any Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent" as used in this Article IX included the Letter of Credit Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to each Letter of Credit Bank.

         9.2      DELEGATION OF DUTIES.

         The Agent may execute any of its duties under this Loan Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.3      LIABILITY OF AGENT.

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by it under or in connection with this Loan Agreement or any other Loan Document or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein), or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Loan Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof.

         9.4      RELIANCE BY AGENT.

                  (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks or all the Banks, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and participants. Where this Loan Agreement expressly permits or prohibits an action unless the Majority Banks otherwise determine, the Agent shall, and in all other instances, the Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has signed this Loan Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank.

         9.5      NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Loan Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be directed by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         9.6      CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENT.

         Each Bank acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Loan Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent herein, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrower or its Subsidiaries which may come into the possession of any Agent-Related Person.

         9.7      INDEMNIFICATION OF AGENT.

         Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Majority Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees and costs of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Loan Agreement, any other Loan Document, or any document contemplated by or referred to herein or therein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all obligations hereunder and the resignation or replacement of the Agent.

         9.8      AGENT IN ITS INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though Bank of America were not the Agent or a Letter of Credit Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Loan Agreement as any other Bank and may exercise such rights and powers as though it were not the Agent or a Letter of Credit Bank, and the terms "Bank" and "Banks" include Bank of America in its individual capacity.

         9.9      SUCCESSOR AGENT.

         The Agent may resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Loan Agreement, the Majority Banks shall appoint from among the Banks a successor Agent for the Banks which successor Agent shall be consented to by the Borrower at all times other than during the existence of a Default or an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrower, a successor Agent from among the Banks. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this

Article 9 and Sections 10.5 and 10.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth on Exhibit 10.1 hereto, or at such other address as such party may specify by written notice to the other parties hereto.

         10.2     RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Bank (including, without limitation, branches, agencies or Affiliates of such Bank wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of the Borrower to such Bank hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether such Bank shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Bank subsequent thereto. The Borrower hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 10.3(c) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Bank hereunder.

         10.3     SUCCESSORS AND ASSIGNS.

                  (a) The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Loan Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Loan Agreement.

                  (b) Any Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Loan Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection
         (b), participations in Letter of Credit Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank or an Affiliate of a Bank with respect to a Bank, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent, shall not be less than $5,000,000 unless each of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Loan Agreement with respect to the Loans or the Commitment assigned, and
         (iii) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, substantially in the form of
         Exhibit 10.3, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Loan Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Loan Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Bank's rights and obligations under this Loan Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 10.5, 10.14 and 10.16). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Bank and the assignee Bank. Any assignment or transfer by a Bank of rights or obligations under this Loan Agreement that does not comply with this subsection shall be treated for purposes of this Loan Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (d) of this Section.

                  (c) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its office in San Francisco, California a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans and Letter of Credit Obligations owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Loan Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Any Bank may, without the consent of, or notice to, the Borrower or the Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and/or obligations under this Loan Agreement (including all or a portion of its Commitment and/or the Loans (including such Bank's participations in Letter of Credit Obligations) owing to it); provided that (i) such Bank's obligations under this Loan Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Loan Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Loan Agreement and to approve any amendment, modification or waiver of any provision of this Loan Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant or, (ii) reduce the principal, interest, fees or other amounts payable to such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.4, 3.5, 3.6 and 3.7 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.2 as though it were a Bank, provided such Participant agrees to be subject to Section 10.15 as though it were a Bank.

                  (e) A Participant shall not be entitled to receive any greater payment under Section 3.4, 3.5 or 3.7 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that is a foreign person as described in Section 3.7 shall not be entitled to the benefits of Section 3.7 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
         Section 3.7 as though it were a Bank.

                  (f) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Loan Agreement (including under its Notes, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

                  (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.3(b), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Bank (through the Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

                  (h) Notwithstanding anything to the contrary contained herein, if at any time a Bank assigns all of its Commitment and Loans pursuant to subsection (b) above, such Bank may, upon 90 days' notice to the Borrower and the Banks, resign as a Letter of Credit Bank; provided, however, that in the event that such Letter of Credit Bank seeking resignation is the sole Letter of Credit Bank at such time, such resignation shall only become effective upon acceptance by another Bank to act as a successor Letter of Credit Bank hereunder. Each Letter of Credit Bank shall retain all the rights and obligations of a Letter of Credit Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as a Letter of Credit Bank and all Letter of Credit Obligations with respect thereto (including the right to require the Banks to make Prime Rate Loans or fund participations in Letters of Credit pursuant to Section 2.6).

         10.4     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

         10.5     PAYMENT OF EXPENSES, ETC.

         The Borrower agrees to: (a) pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the syndication of this Loan Agreement, the due diligence associated with this transaction and the negotiation, preparation, execution and delivery and administration of this Loan Agreement and the other Loan Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of special counsel to the Agent) and any amendment, waiver or consent relating hereto and thereto, including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Loan Agreement and of the Banks in connection with enforcement of the Loan Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and each of the Banks); (b) pay and hold each of the Banks harmless from and against any and all present and future stamp, recording and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (c) indemnify each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Loan Document or the use of proceeds of any Loans hereunder or the consummation of any other transactions contemplated in any Loan Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         10.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Loan Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Majority Banks and the Borrower, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Bank, (a) extend the scheduled maturities (including the final maturity and any mandatory prepayments) of any Loan or any portion thereof, or reduce the rate or extend the time of payment of interest thereon or fees hereunder or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect, (b) amend, modify or waive any provision of this Section, (c) reduce any percentage specified in, or otherwise modify, the definition of Majority Banks, (d) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) this Loan Agreement or (e) modify the definition of "Termination Date". No provision of
Article IX may be amended without the consent of the Agent.

         10.7     COUNTERPARTS.

         This Loan Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Loan Agreement to produce or account for more than one such counterpart.

         10.8     HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Loan Agreement.

         10.9     SURVIVAL.

         All indemnities set forth herein, including, without limitation, in
Section 3.4, 10.5 or 10.16, shall survive the execution and delivery of this Loan Agreement, the making of the Loans, the repayment of the Loans and other obligations of the Borrower hereunder and the termination of the Commitment hereunder.

         10.10    CALCULATIONS; COMPUTATIONS.

                  (a) The financial statements furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods involved.

                  (b) All computations of interest and fees hereunder shall, unless otherwise noted, be made on the basis of actual number of days elapsed over a year of 360 days.

                  (c) In the event any payment of principal, interest, fees or other amount is due on a day which is not a Business Day, the payment shall be extended to the next succeeding Business Day together with, in the case of a payment of principal, interest thereon to the date of payment (except in the case of Eurodollar Loans, if the next succeeding Business Day is in a different calendar month, then on the next preceding Business Day).

         10.11    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

                  (a) THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE. Any legal action or proceeding with respect to this Loan Agreement or any other Loan Document may be brought in the courts of the State of Tennessee in Davidson County, or of the United States for the Middle District of Tennessee, and, by execution and delivery of this Loan Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices set forth beneath its signature, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Banks to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.

                  (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Loan Agreement or any other Loan Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) THE BORROWER AND EACH BANK HEREBY IRREVOCABLY WAIVE TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.12    SEVERABILITY.

         If any provision of any of the Loan Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         10.13    ENTIRETY.

         This Loan Agreement together with the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein.

         10.14    SURVIVAL.

         All representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit hereunder.

         10.15    PRO RATA, SHARING.

         Each Bank agrees that, if it should receive any amount hereunder (whether voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents or otherwise) which is applicable to the payment of the principal of, or interest or fees on, the Loans or the reimbursement obligations of the Borrower in connection with Letters of Credit, of a sum which with respect to the related sum or sums received by the other Banks is in a greater proportion than the total of such obligation than owned and due to such Bank bears to the total of such obligation prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the obligations of the Borrower to such Banks in such amount as will result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         10.16    INDEMNITY.

         Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Agent or any Bank) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against the Borrower, any Affiliate of the Borrower or any of its respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Agent or the replacement of any Bank) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loan or Letter of Credit, or the relationship of the Borrower, the Agent and the Banks under this Loan Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any governmental authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including reasonable fees and costs of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

         10.17    CONFIDENTIALITY.

         Each of the Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Loan Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Loan Agreement, the other Loan Documents or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section or so long as such Person has agreed to be bound by the terms of this Section 10.17, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Loan Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Bank on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Bank's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Bank or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Loan Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           GENESCO INC.

                                    By     /s/Matthew N. Johnson
                                      ------------------------------------------

                                    Title  Treasurer
                                         ---------------------------------------

BANKS:                              BANK OF AMERICA, N.A.
                                    Individually as a Bank and as Agent

                                    By       /s/Timothy H. Spanos
                                      ------------------------------------------

                                    Title    Managing Director
                                         ---------------------------------------

                                    FIFTH THIRD NATIONAL BANK


                                    By     /s/Megan S. Heisel
                                      ------------------------------------------

                                    Title  Corporate Banking Officer
                                         ---------------------------------------

                                    FLEET NATIONAL BANK


                                    By       /s/Thomas J. Bullard
                                       -----------------------------------------

                                    Title    Director
                                         ---------------------------------------

                                    THE CHASE MANHATTAN BANK


                                    By       /s/Craig G. Transue
                                       -----------------------------------------

                                    Title    Relationship Manager
                                         ---------------------------------------

                                    BANK ONE, NA


                                    By     /s/Catherine A. Muszynski
                                       -----------------------------------------

                                    Title    Vice President
                                         ---------------------------------------

                                 EXHIBIT 1.1(a)

                                Committed Amounts

                                       COMMITTED AMOUNT                     COMMITMENT PERCENTAGE
                                       ----------------                     ---------------------
Bank of America, N.A.                     $20,000,000                               26.7%
Fleet National Bank                       $17,500,000                               23.3%
The Chase Manhattan Bank                  $15,000,000                               20.0%
Bank One, N.A.                            $15,000,000                               20.0%
Fifth Third Bank                          $ 7,500,000                               10.0%

Totals                                    $75,000,000                                100%

                                   EXHIBIT 2.5

                                 PROMISSORY NOTE


                                                                   July 16, 2001


         FOR VALUE RECEIVED, GENESCO INC., a Tennessee corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Bank") on or before the Termination Date to the office of the Bank in immediately available funds as provided in the Loan Agreement, the Committed Amount or, if less, the aggregate principal amount of all Loans, made by the Bank to the Borrower under the Loan Agreement, together with interest thereon at the rates and on the terms as provided in the Loan Agreement.

         This Note is one of the "Notes" in the aggregate principal amount of $75,000,000 and is issued pursuant to and entitled to the benefits of the Second Amended, Restated and Modified Loan Agreement dated as of the date hereof among the Borrower, the Banks identified therein and Bank of America, N.A., as Agent (the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Agent set forth in the Loan Agreement, or at such other place as shall be designed in writing for such purpose in accordance with the terms of the Loan Agreement.

         Until notified in writing of the transfer of this Note, the Borrower and the Agent shall be entitled to deem the Bank or such person who has been so identified by the transferor in writing to the Borrower and the Agent as the holder of this Note, as the owner and holder of this Note. Each of the Bank and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

         The Loan Agreement and this Note shall be governed by, and shall be construed and enforced in accordance with the laws of the State of Tennessee except to the extent that the federal laws of the United States of America are applicable to the rates of interest chargeable by the Bank under the Loan Agreement and the matters set forth in the immediately preceding paragraph.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

         No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note or any appeal of a judgment rendered thereon. The Borrower and all endorsers of this Note hereby consent to renewals and extensions of time for the payment hereof at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and the place first above written.


                                               GENESCO INC.

                                               By:
                                                  ------------------------------

                                               Title:
                                                     ---------------------------

                                   EXHIBIT 2.6

                           EXISTING LETTERS OF CREDIT

                              [see attached chart]

All of the following Letters of Credit are issued by Bank One, N.A.:


                     GENESCO INC.
               Standby Letters of Credit

Beneficiary                                  Open        Expiry      Curr           Open           Outstanding       Outstanding
                                             Date         Date                     Amount             Amount        USD Equivalent
----------------------------------------------------------------------------------------------------------------------------------
BLECKMAN LOGISTICS BV                      12/09/99     01/31/02      NLG          80,000.00         80,000.00          30,156.42
TRAVELERS INDEMNITY COMPANY                01/17/96     01/16/02      USD       1,700,000.00      1,700,000.00       1,700,000.00
520 MADISON VENTURE                        01/01/99     01/31/02      USD         327,500.00        327,500.00         327,500.00
MADISON TOWER ASSOCIATES LIMITED           05/31/96     07/31/02      USD         138,750.00        138,750.00         138,750.00
EMPLOYERS REINSURANCE CORPORATION          07/31/96     07/31/02      USD       1,500,000.00        750,000.00         750,000.00
MR. FRED FREUND                            09/25/00     07/31/02      USD       1,000,000.00      1,000,000.00       1,000,000.00
METROPOLITAN TRANSPORTATION AUTHORITY      05/01/00     06/01/07      USD          85,795.68         85,795.68          85,795.68
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Total       4,032,202.10


                     GENESCO INC.
Commercial Letters of Credit  Outstanding

Beneficiary                                  Open        Expiry      Curr           Open           Outstanding        Outstanding
                                             Date         Date                     Amount             Amount         USD Equivalent
----------------------------------------------------------------------------------------------------------------------------------
CALZATURIFICO MARITAN S.P.A.               01/31/01     08/20/01      USD         810,344.40        236,390.40         236,390.40
SPEEDWELL AND CO., LTD.                    02/23/01     09/03/01      USD         418,368.72         46,106.40          46,106.40
REGENT FAIR IND. LTD                       04/06/01     07/06/01      USD         161,095.80        161,095.80         161,095.80
GLOBALAC DEVELOPMENT LTD.                  04/06/01     07/23/01      USD       1,306,197.00        170,576.64         170,576.64
SPEEDWELL AND CO., LTD.                    04/23/01     08/31/01      USD         133,648.20         71,903.40          71,903.40
EUROSPORT                                  04/11/01     09/25/01      EUR         350,388.12        350,388.12         291,067.41
WEALTH PORT INT'L CORP.                    12/22/00     07/26/01      USD         465,258.60         80,154.00          80,154.00
CLASSIC AND CASUAL S.A.                    07/10/01     09/05/01      EUR           4,552.32          4,552.32           3,781.61
SPEEDWELL AND CO., LTD.                    03/20/01     08/01/01      USD         216,200.04         53,344.44          53,344.44
WEALTH PORT INT'L CORP.                    04/20/01     09/10/01      USD         343,949.40        343,949.40         343,949.40
GLOBALAC DEVELOPMENT LTD.                  04/23/01     08/01/01      USD       1,318,110.60        805,647.96         805,647.96
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Total         2,264,017.46

                     GENESCO INC.
       Letters of Credit Acceptances Outstanding


Beneficiary                                         Acceptance       Expiry      Curr         Outstanding
                                                       Date           Date                   USD Equivalent
-----------------------------------------------------------------------------------------------------------
FAIZAN SHOES PRIVATE LTD.                            05/31/01       07/30/01      USD            22,880.64
MAXAMA TRADING CORPORATION                           05/31/01       07/30/01      USD            56,886.00
SPEEDWELL AND CO., LTD.                              05/14/01       07/13/01      USD        0.00 (matured)
SPEEDWELL AND CO., LTD.                              06/09/01       08/08/01      USD            44,880.00
GLOBALAC DEVELOPMENT LTD.                            06/16/01       07/16/01      USD           288,286.68
GLOBALAC DEVELOPMENT LTD.                            06/22/01       07/23/01      USD            66,999.36
SPEEDWELL AND CO., LTD.                              05/14/01       07/13/01      USD        0.00 (matured)
SPEEDWELL AND CO., LTD.                              06/09/01       08/08/01      USD             7,296.00
SPEEDWELL AND CO., LTD.                              06/02/01       08/01/01      USD            94,307.40
SPEEDWELL AND CO., LTD.                              06/08/01       08/07/01      USD            34,776.00
GLOBAL DEVELOPMENT LTD.                              06/22/01       07/23/01      USD            98,148.72
----------------------------------------------------------------------------------------------------------
                                                                                Total           880,785.12

Grand Total:  All L/Cs and Acceptances                                                        7,177,004.68
Total:  All L/Cs                                                                              6,296,219.56

                                 EXHIBIT 4.1(c)

                              FORM OF LEGAL OPINION
                                 [see attached]

         [Form of Legal Opinion of Boult, Cummings, Conners & Berry PLC]
                                  July 16, 2001

Bank of America, N.A., as Administrative Agent, and each of the Banks party to the Loan Agreement referred to below
c/o Bank of America, N.A.
Agency Administrative Services
1850 Gateway Boulevard, 5th Floor
Concord, California 94520-3281

Ladies and Gentlemen:

         We have acted as special counsel to Genesco Inc., a Tennessee corporation (the "Borrower") in connection with the Second Amended, Restated and Modified Loan Agreement dated as of July 16, 2001, among the Borrower, the several Banks from time to time party thereto, Bank of America, N.A., as Administrative Agent (the "Administrative Agent") (the "Loan Agreement").

         This opinion is being delivered pursuant to Section 4.1(c) of the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings accorded such terms in the Loan Agreement.

         In rendering this opinion, we have reviewed the documents:

         1. The Certificate dated as of July 16, 2001, of ________________ of Borrower as to certain factual the matters, a copy of which is attached hereto as Exhibit A (the "Officer's Certificate");

         2. Certificate dated as of July 16, 2001, of the Secretary of Borrower as to the Borrower's By-laws and the incumbency and signature of certain officers of Borrower, a copy of which is attached as Exhibit B (the "Secretary's Certificate");

         3. Certificates of the Secretary of State of the state of Tennessee dated July 2, 2001, relating to the existence and good standing of Borrower and certain Subsidiaries (the "Tennessee Certificates of Existence");

         4. Certificates of the Secretary of State of the state of Tennessee, dated July 2, 2001, related to the incorporation of Borrower and certain subsidiaries (the "Tennessee Certificates of Incorporation");

         5. Certificates of the Secretary of State of the state of Delaware dated June 29, 2001, relating to the existence and good standing of certain Subsidiaries (the "Delaware Certificates of Existence");

         6. Certificates of the Secretary of State of the state of Delaware dated June 29, 2001, related to the incorporation of certain Subsidiaries (the "Delaware Certificates of Incorporation");

         7.       Resolutions of the Board of Directors of the Borrower;

         8.       The Loan Agreement; and

         9.       Each of the Notes;

         The documents referenced in 1 through 7 above are collectively referred to herein as the "Certificates." The documents referenced in 8 and 9 above are collectively referred to herein as the "Loan Documents."

         For the purpose of issuing this letter, we have assumed (i) the genuineness of all signatures on documents we have reviewed, other than those of Borrower, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies, and (iv) regarding documents executed by parties other than Borrower, we have assumed that the other parties have the due power and authority to execute, deliver and perform under such documents, the due execution of the same by such other parties and that such documents are the binding and enforceable obligations of such other parties. We have further relied upon the Certificates as to matters set forth therein.

         Our opinions herein are limited to matters of Tennessee law and the federal laws of the United States of America.

         Opinions stated to our knowledge reflect only that our attorneys materially engaged in this transaction have no actual present awareness to the contrary, following inquiry made of the Borrower but no further diligence or inquiry whatsoever on our part, except as may be specifically described.

         Based on the foregoing, but subject to the additional limitations, qualifications and assumptions set forth below, it is our opinion that:

         1. Each of Borrower and its Subsidiaries (other than Genesco Netherlands B.V.) has been duly organized and is validly existing as a corporation under the laws of the jurisdiction of its organization, with corporate and authority to own its properties and conduct its business in the ordinary course.

         2. Each of Borrower and its Subsidiaries (other than Genesco Netherlands B.V.) is duly licensed or qualified as a corporation authorized to transact business and is in good standing in each foreign jurisdiction in which the character of the properties owned by it or the nature of the business transacted by it makes such licensing or qualification necessary. Neither the Borrower nor its Subsidiaries (other than Genesco Netherlands B.V.) are subject to any material liability or disability by reason of failure to be so qualified or licensed in any such jurisdiction. For purposes of this opinion, we have relied exclusively without further investigation, with your consent, on the Certificates.

         3. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of Borrower, and the provisions of the Loan Documents are valid and binding obligations of Borrower enforceable in accordance with their terms.

         4. To our knowledge, the Loan Documents to which Borrower is a party (a) will not violate any Requirement of Law or contractual obligation of Borrower in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require, the creation or imposition of any Lien on any properties or revenues of Borrower pursuant to any such Requirement of Law or contractual obligation, and (c) will not violate or conflict with any provision of Borrower's articles of incorporation or by-laws.

         5. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or, to our knowledge, any other Person is required to be obtained or made by or on behalf of Borrower in connection with the borrowings under the Loan Documents or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party.

         6. To our knowledge and except as set forth in the financial statements described in section 5.3 of the Loan Agreement, there are no actions, suits or proceedings pending or threatened against or affecting Borrower, any of its Subsidiaries or any of its properties before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect. For purposes of this opinion, we have relied exclusively without further investigation, with your consent, on the Certificates.

         7. To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting Borrower, any of its Subsidiaries or any of its properties before any Governmental Authority that in any manner draws into question the validity, legality or enforceability of any Loan Document or any transaction contemplated thereby.

         8. The Loan Documents expressly provide that the terms and provisions thereof will be governed by and construed in accordance with the laws of the State of Tennessee. Tennessee law recognizes the right of parties to a contract to elect the application of laws of a particular state or nation to govern the validity and construction of a contract, as long as the forum selected bears a "reasonable relation" to the transaction. The existence of a "reasonable relation" is an issue of fact. Numerous factors are relevant to this inquiry including the place of negotiation, delivery and execution of the Loan Documents and the location of the parties to the transaction contemplated thereby. We have been advised, and assumed without independent verification for purposes of issuing the opinion contained in this paragraph, that (i) the principal place of business of Borrower is in Tennessee, (ii) the Loan Documents have been negotiated by Borrower in Tennessee, and (iii) the Loan Documents have been executed and delivered by Borrower in Tennessee. These factors should be sufficient to support the finding of a reasonable relationship between the transaction contemplated by the Loan Documents and Tennessee. We note that choice-of-law provisions may not be upheld in the State to enforce provisions that, at the time of attempted enforcement, violate a fundamental public policy of the State and that choice-of-law elections may not be observed by courts of the State with respect to tort actions and other actions not sounding in contract that might arise in connection with the transaction contemplated by the Loan Documents.

         The opinions expressed above are further subject to the following qualifications, limitations and assumptions:

         (a) The opinions set forth above, insofar as they relate to the enforceability of the Loan Documents, are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors' rights (including, without limitation, preference and fraudulent conveyance or transfer laws).

         (b) Certain waivers and remedies included in the Loan Documents may be subject to additional limitations; however, the statutes and judicial decisions giving rise to any such limitations do not affect the overall validity of the Loan Documents or impair the validity of the debt obligations provided for therein or otherwise interfere with the practical realization of the principal benefits reasonably intended to be provided by the Loan Documents.

         (c) We express no opinion as to the effect of Tennessee laws regulating or limiting in any fashion calculation, payment or collection of late charges, commitment fees, prepayment penalties or other loan charges or fees, however denominated.

         (d) The unenforceability under certain circumstances, under Tennessee statutes or court decisions, of provisions indemnifying or prospectively releasing a party against liability for its own wrongful or negligent acts or where the release or indemnification is contrary to public policy.

         (e) The binding effect and enforceability of the Loan Documents and the availability of injunctive relief or other equitable remedies thereunder are subject to the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

         (f) The possible ineffectiveness of any waiver of trial by jury, agreement for acceptance of process by mail or forum selection provision.

         (g) To the extent that matters covered by such opinion would be governed by laws other than the laws of the State of Tennessee and the federal laws of the United States of America, we have assumed that such laws are identical to those of the State of Tennessee.

         Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that no lawyer in the firm who has given substantive legal attention to the representation of Borrower in connection with the transaction which is the subject of this opinion has any actual conscious awareness of facts or information to indicate otherwise. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of Borrower.

         We expressly disclaim any responsibility for advising you of any change occurring hereafter in circumstances concerning the transaction which is the subject of this letter, including any changes in the law or in factual matters occurring after the date of this letter. Your acceptance of this letter shall constitute your acknowledgment that you have not relied upon any representation on our part in this transaction beyond the specific matters set forth herein.

         This letter is furnished only to the Administrative Agent and the Banks and is solely for their benefit in connection with the transactions contemplated by the Loan Documents; provided, however, this opinion may be relied upon by any assignee who becomes a Lender under the Credit Agreement in compliance with
Section 10.3 of the Loan Agreement. This opinion is not to be used, circulated, quoted or otherwise relied upon by any other person or entity or, for any other purpose, without our prior written consent.

                                                     Sincerely yours,

                                 EXHIBIT 5.1(c)

                                  SUBSIDIARIES



Beagen Street Corporation - Delaware
Flagg Bros. of Puerto Rico, Inc. - Delaware
Genesco Merger Company, Inc. - Tennessee
Genesco Properties, Inc. - Tennessee
Genesco Global, Inc. - Delaware
GVI, Inc. - Delaware
Genesco World Apparel, Ltd. - Delaware
Genesco Netherlands B.V. - Netherlands
Genesco Brands, Inc. - Delaware

                                 EXHIBIT 5.8(a)

                             CONTRACTUAL OBLIGATIONS

         The Borrower is party to that certain Indenture dated as of April 9, 1998 relating to its 5 1/2% Convertible Subordinated Notes due April 15, 2005.

                                 EXHIBIT 7.2(d)

                              EXISTING INVESTMENTS


                Genesco Inc.                                  As of: 7/12/2001
           Exhibit of Investments

         INVESTMENT NAME                               INVESTMENT
         ---------------                               ----------
NationsFunds Money Market Reserve                    14,425,000.00
Federated Investors Prime Obligation                 15,300,000.00
Bank of America Sweep (West)                            111,823.00
Bank of America Sweep (East)                            635,330.42
Bank One Sweep                                          364,076.25
                                                     -------------
                                               Total 30,836,229.67
                                                     ==============

                                  EXHIBIT 10.1

                                NOTICE ADDRESSES


IF TO THE BORROWER:

                           Genesco Inc.
                           Genesco Park
                           1415 Murfreesboro Road
                           Nashville, TN 37202
                           Attention:  Matthew N. Johnson
                           Telephone:  (615) 367-8505
                           Facsimile:  (615) 367-8179

IF TO THE AGENT:

Credit Contact:            Bank of America, N.A.
                           Bank of America Corporate Center
                           16th Floor
                           Charlotte, NC 28255
                           Attention:  Richard C. Hardison
                           Telephone:  (704) 386-1185
                           Facsimile:  (704) 388-0960

Operations Contact:        Bank of America, N.A.
                           1850 Gateway Boulevard, 5th Floor
                           Mail Code: CA4-706-05-09
                           Concord, CA  94520
                           Attention:  Jennifer Reeves
                           Telephone:  (925) 675-8384
                           Facsimile:  (888) 969-2624

IF TO THE OTHER BANKS:

Fleet National Bank

Credit Contact:            Fleet National Bank
                           100 Federal Street
                           Boston, MA 02110
                           MADE 10008F
                           Attention:  Thomas Bullard, Director
                           Telephone:  (617) 434-3824
                           Facsimile:  (617) 434-6685

Operations Contact:        Fleet National Bank
                           100 Federal Street
                           Boston, MA 02110
                           MADE 10008F
                           Attention:  Kalens Herold
                           Telephone:  (617) 434-3780
                           Facsimile:  (617) 434-9933

The Chase Manhattan Bank

Credit Contact:            The Chase Manhattan Bank
                           1411 Broadway, 5th Floor
                           New York, NY 10018
                           Attention:  Craig Transue, Relationship Manager
                           Telephone:  (212) 391-2208
                           Facsimile:  (212) 391-2102

Operations Contact:        The Chase Manhattan Bank
                           1411 Broadway, 5th Floor
                           New York, NY 10018
                           Attention:  Henrietta Chambers
                           Telephone:  (212) 391-4052
                           Facsimile:  (212) 391-7283

Bank One, NA

Credit Contact:            Bank One, NA
                           1 Bank One Plaza
                           Suite IL1-0086
                           Chicago, IL 60870
                           Attention:  John D. Runger,
                                       Senior Vice President
                           Telephone:  (312) 732-7101
                           Facsimile:  (312) 336-4380

Operations Contact:        Bank One, NA
                           1 Bank One Plaza
                           Suite IL1-0088
                           Chicago, IL 60670
                           Attention:  Carmelita Tibayan
                           Telephone:  (312) 732-8918
                           Facsimile:  (312) 732-2715




Fifth Third Bank

Credit Contact:            Fifth Third Bank
                           38 Fountain Square Plaza
                           MD109054
                           Cincinnati, Ohio 45263
                           Attention:  Megan Heisel, Corporate Banking Officer
                           Telephone:  (513)  744-8662
                           Facsimile:  (513) 744-5947

Operations Contact:        Fifth Third Bank
                           38 Fountain Square Plaza
                           MD 109054
                           Cincinnati, Ohio 45263
                           Attention:  Jennifer Pund,
                                       Account Coordinator
                           Telephone:  (513) 579-5389
                           Facsimile:  (513) 744-5947

                                 EXHIBIT 10.3(c)

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                           Dated ______________, 2001


         Reference is made to the Second Amended, Restated and Modified Loan Agreement dated as of July 16, 2001 (the "Loan Agreement") among Genesco Inc., the Banks listed on the signature pages thereto and Bank of America, N.A. as agent (the "Agent"). Terms defined in the Loan Agreement are used herein with the same meaning.

         _______________________ (the "Assignor") and ________________________
(the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ___________ interest in and to all of the Assignor's rights and obligations under the Loan Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Assignor's Commitment under the Loan Agreement as in effect on the Effective Date, the Loans owing to the Assignor under the Loan Agreement on the Effective Date, and the Notes held by the Assignor under the Loan Agreement and the rights and obligations appurtenant thereto under the Loan Documents.

         2. The Assignor (i) represents and warrants that as of the date hereof its Commitment under the Loan Agreement (without giving effect to assignments thereof which have not yet become effective) is $_____________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any Loan Document or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Agreement or any Loan Document or any other instrument or document furnished pursuant thereto; and (v) attaches the Notes referred to in paragraph 1 above and requests that the Agent exchange such Notes for [specify the date and principal amount of the Notes to be delivered to the Assignee and, if the Assignor is retaining an interest in the Loan Agreement, the date and principal amount of the Notes to be delivered to the Assignor].

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance (ii) confirms that it has received a copy of the Loan Agreement and each other Loan Document (as defined in the Loan Agreement), together with copies of the financial statements referred to in Section 5.3(a) of the Loan Agreement, the annual financial statements referred to in Section 6.1(b) of the Loan Agreement for the fiscal year ending ______________, the quarterly financial statements referred to in
Section 6.1(a) of the Loan Agreement for the fiscal quarters ending ____________ and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or any other Loan Document; (iv) appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under the Loan Agreement and each Loan Document as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement or any Loan Document are required to be performed by it as a Bank; and (vi) specifies as its address for notices the address set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].

         4. The effective date for this Assignment and Acceptance shall be _____________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

         5.       Upon such acceptance and recording, as of the Effective Date,
(i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

         6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Loan Agreement and the Notes of the Assignor in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and such Notes of the Assignor for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Tennessee.


                                    ---------------------------------


                                    By:
                                       ------------------------------
                                    Title:


                                    [name of Assignee]



                                    By:
                                       ------------------------------
                                    Title:


                                    Address for Notices:

                                    ---------------------------------
                                    ---------------------------------
                                    ---------------------------------

Accepted this ____ day
of ____________, 200__


BANK OF AMERICA, N.A. as Agent


By
   ---------------------------------

Title
     -------------------------------



GENESCO INC.


By
   ---------------------------------

Title
     -------------------------------